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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                               MESSAGEMEDIA, INC.,
                             a Delaware corporation;


                             MM2 ACQUISITION CORP.,
                             a Delaware corporation;


                                       and


                        DECISIVE TECHNOLOGY CORPORATION,
                            a California corporation;





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                            Dated as of July 27, 1999

                    ----------------------------------------



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



                                    EXHIBITS

Exhibit A    -    Certain definitions

Exhibit B1   -    Form of Voting Agreement

Exhibit B2   -    Persons to execute Voting Agreements

Exhibit C    -    Form of Company Charter Amendment

Exhibit D    -    Form of Securityholder Representation Statement

Exhibit E    -    Certain employees

Exhibit F    -    Registration Rights Agreement

Exhibit G    -    Form of Escrow Agreement




                                       1.

                                TABLE OF CONTENTS

                                                                            PAGE

1.  DESCRIPTION OF TRANSACTION..............................................   1

    1.1    Merger of Merger Sub into the Company............................   1
    1.2    Effect of the Merger.............................................   1
    1.3    Closing; Effective Time..........................................   2
    1.4    Certificate of Incorporation and Bylaws; Directors
           and Officers.....................................................   2
    1.5    Conversion of Shares.............................................   2
    1.6    Stock Options....................................................   4
    1.7    Closing of the Company's Transfer Books..........................   4
    1.8    Escrow...........................................................   5
    1.9    Exchange of Certificates.........................................   5
    1.10   Dissenting Shares................................................   7
    1.11   Working Capital Adjustment.......................................   7
    1.12   Investment Banking Fee...........................................   8
    1.13   Tax Consequences.................................................   8
    1.14   Accounting Treatment.............................................   8
    1.15   Further Action...................................................   8

2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................   9

    2.1    Due Organization; No Subsidiaries; Etc...........................   9
    2.2    Articles of Incorporation and Bylaws; Records....................  10
    2.3    Capitalization, Etc..............................................  10
    2.4    Financial Statements.............................................  11
    2.5    Absence of Changes...............................................  12
    2.6    Title to Assets..................................................  13
    2.7    Bank Accounts; Receivables.......................................  14
    2.8    Equipment; Leasehold.............................................  14
    2.9    Proprietary Assets...............................................  14
    2.10   Contracts........................................................  17
    2.11   Liabilities......................................................  19
    2.12   Compliance with Legal Requirements...............................  20
    2.13   Governmental Authorizations......................................  20



                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE

    2.14   Tax Matters......................................................  20
    2.15   Employee and Labor Matters; Benefit Plans........................  21
    2.16   Environmental Matters............................................  24
    2.17   Insurance........................................................  25
    2.18   Related Party Transactions.......................................  25
    2.19   Legal Proceedings; Orders........................................  25
    2.20   Authority; Binding Nature of Agreement...........................  26
    2.21   Non-Contravention; Consents......................................  26
    2.22   Full Disclosure..................................................  27
    2.23   No Discussions...................................................  28
    2.24   Vote Required....................................................  28
    2.25   Financial Advisor................................................  28

3.  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.................  28

    3.1    Organization, Standing and Power.................................  28
    3.2    SEC Filings; Financial Statements................................  28
    3.3    Authority; Binding Nature of Agreement...........................  29
    3.4    Valid Issuance...................................................  29
    3.5    Governmental Authorization.......................................  29
    3.6    Compliance with Laws.............................................  29
    3.7    No Material Adverse Change.......................................  29
    3.8    Legal Proceedings................................................  30
    3.9    Full Disclosure..................................................  30
    3.10   Non-Contravention; Consents......................................  30
    3.12   Interim Operations of Sub........................................  31

4.  CERTAIN COVENANTS OF THE COMPANY........................................  31

    4.1    Access and Investigation.........................................  31
    4.2    Operation of the Company's Business..............................  31
    4.3    No Negotiation..................................................   33

5.  ADDITIONAL COVENANTS OF THE PARTIES.....................................  34

    5.1    Filings and Consents.............................................  34


                                       ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE

    5.2    Company Shareholder Consent......................................  34
    5.3    Stock Options....................................................  34
    5.4    Conversion and Exercise..........................................  35
    5.5    Public Announcements.............................................  35
    5.6    Best Efforts.....................................................  36
    5.7    Tax Matters......................................................  36
    5.8    Severance and Noncompetition Agreements..........................  36
    5.9    Termination of Company Investor Rights Agreement.................  36
    5.10   FIRPTA Matters...................................................  36
    5.11   Listing..........................................................  36
    5.12   Resignation of Officers and Directors............................  36
    5.13   Securityholder Representation Statements; Appointment of
           Purchaser Representative.........................................  36
    5.14   Securities Act Exemption.........................................  37
    5.15   Stock Restrictions..............................................   37
    5.16   Registration on Form S-3; Additional Stock Restrictions..........  37
    5.17   Blue Sky Laws....................................................  38
    5.18   Notification; Updates to Disclosure Schedule.....................  38
    5.19   Nasdaq Stockholder Approval Requirements.........................  38

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB............  39

    6.1    Accuracy of Representations......................................  39
    6.2    Performance of Covenants.........................................  39
    6.3    Shareholder Approval.............................................  39
    6.4    Consents.........................................................  39
    6.5    Agreements and Documents.........................................  39
    6.6    FIRPTA Compliance................................................  41
    6.7    Listing..........................................................  41
    6.8    No Restraints....................................................  41
    6.9    No Legal Proceedings.............................................  41
    6.10   Employees........................................................  41



                                      iii.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE

    6.11   Securities Exemption.............................................  41
    6.12   Termination of Employee Plans....................................  41
    6.13   Debt Payoff......................................................  41
    6.14   Dissenters' Rights...............................................  41

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY......................  41

    7.1    Accuracy of Representations......................................  42
    7.2    Performance of Covenants.........................................  42
    7.3    Documents........................................................  42
    7.4    Listing..........................................................  43
    7.5    No Restraints....................................................  43
    7.6    Consents.........................................................  43
    7.7    No Legal Proceedings.............................................  43
    7.8    Governmental Approvals...........................................  43

8.  TERMINATION.............................................................  43

    8.1    Termination Events...............................................  43
    8.2    Termination Procedures...........................................  44
    8.3    Effect of Termination............................................  44

9.  INDEMNIFICATION, ETC....................................................  44

    9.1    Survival of Representations, Etc.................................  44
    9.2    Indemnification by Company Shareholders..........................  45
    9.3    Threshold; Ceiling...............................................  46
    9.4    Exclusive Remedy.................................................  46
    9.5    No Contribution..................................................  46
    9.6    Interest.........................................................  46
    9.7    Defense of Third Party Claims....................................  47
    9.8    Exercise of Remedies by Indemnitees Other Than Parent............  47

10. MISCELLANEOUS PROVISIONS................................................  47

    10.1   Securityholders' Agent...........................................  47
    10.2   Further Assurances...............................................  48
    10.3   Fees and Expenses................................................  48



                                       iv.

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                            PAGE

    10.4   Attorneys' Fees..................................................  48
    10.5   Notices..........................................................  48
    10.6   Confidentiality..................................................  50
    10.7   Time of the Essence..............................................  50
    10.8   Headings.........................................................  50
    10.9   Counterparts.....................................................  50
    10.10  Governing Law....................................................  50
    10.11  Successors and Assigns...........................................  50
    10.12  Remedies Cumulative; Specific Performance........................  50
    10.13  Waiver...........................................................  51
    10.14  Amendments.......................................................  51
    10.15  Severability.....................................................  51
    10.16  Parties in Interest..............................................  51
    10.17  Entire Agreement.................................................  51
    10.18  Construction.....................................................  51




                                       v.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 27, 1999, by and among: MESSAGEMEDIA, INC., a Delaware corporation ("Parent"); MM2 ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and DECISIVE TECHNOLOGY CORPORATION, a California corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

         C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

         D. In order to induce Parent to enter into this Agreement and to consummate the Merger, certain shareholders of the Company listed on Exhibit B-2 are entering into Voting Agreements, a form of which is attached hereto as Exhibit B-1, pursuant to which they are agreeing to (i) vote in favor of the adoption and approval of this Agreement and the approval of the Merger and (ii) to vote in favor of an amendment to the Company's Articles of Incorporation in the form attached hereto as Exhibit C (the "Charter Amendment") which will cause all of the Company's outstanding preferred stock to convert into common stock prior to the effective time of the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

1.   DESCRIPTION OF TRANSACTION

         1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

         1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Delaware General Corporation Law and California General Corporation Law. At the Effective Time, all the property, rights, privileges,




                                       1.

powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts liabilities and duties of the Surviving Corporation.

         1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302, at 10:00 a.m. on August 11, 1999, or as soon as practicable after such time as the parties agree, but not later than two (2) business days following satisfaction or waiver of each of the conditions set forth in Section 6 and
Section 7 below (the "Scheduled Closing Time"). The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger, together with any required officers' certificate, conforming to the requirements of the Delaware General Corporation Law and California General Corporation Law shall be filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of California respectively. The Merger shall become effective at the time that such documents are filed or at such later time as may be specified in such certificate of merger (the "Effective Time").

         1.4 CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective
Time:

              (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time;

              (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

              (c) the directors and officers of Merger Sub immediately prior to the Effective Time shall continue as the directors and officers of the Surviving Corporation immediately after the Effective Tune.

         1.5. CONVERSION OF SHARES.

              (a) Subject to Sections 1.5(c), 1.5(d) and 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company ("Company Shareholder"):

                  (i) any shares of common stock of the Company (the "Company Common Stock") then held by the Company (or held in the Company's treasury) shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;

                  (ii) any shares of Company Common Stock then held by Parent or Merger Sub shall be canceled and retired and shall cease to exist at the Effective Time, and no consideration shall be delivered in exchange therefor;



                                       2.

                  (iii) each share of the common stock, $0.001 par value per share, of Merger Sub then outstanding shall be converted into one share of common stock of the Surviving Corporation;

                  (iv) except as provided in clauses "(i)" and "(ii)" of this Section l.5(a), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive a fraction of a share(s) of the common stock (par value $0.001 per share) of Parent ("Parent Common Stock") equal to a fraction (the "Exchange Ratio"):

                       (1) if the Parent  Average Stock price is $19.75 or more,
(x) the numerator of which is (i) $50,000,000 minus the dollar amount of Excluded Expenses divided by (ii) the Parent Average Stock Price and (y) the denominator of which is the Fully Diluted Number of Company Shares;

                       (2) if the Parent Average Stock price is less than $19.75, (x) the numerator of which is 2,531,645 minus the Excluded Expenses (expressed on an as converted to Parent Common Stock basis using the Parent Average Stock Price as the measure for the per share value of the Parent Common Stock) and (y) the denominator of which is the Fully Diluted Number of Company Shares.

              (b) The numerator of the fraction used to calculate the Exchange Ratio, in accordance with this Agreement but prior to the deduction of any Excluded Expenses, is hereinafter referred to as the "Aggregate Parent Share Number."

              (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction (a "Recapitalization Event"), then the Exchange Ratio shall be appropriately adjusted to reflect fully the effect of such Recapitalization Event.

              (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

              (e) The Company will have no shares of Preferred Stock outstanding immediately prior to the Effective Time.




                                       3.

         1.6 STOCK OPTIONS.

              (a) At the Effective Time, each stock option that is then outstanding, whether vested or unvested (a "Company Option"), shall be assumed by Parent in accordance with the terms (as in effect as of the Effective Time) of the Company's 1996 Stock Option Plan, the stock option agreement and/or warrant agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed
Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any Recapitalization Event after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company's 1996 Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall file with the SEC, within thirty (30) days after the Closing Date, a registration statement on Form S-8 registering shares of Parent Common Stock issuable upon the exercise of the Company Options assumed by Parent pursuant to this Section 1.6, provided such Company Options are registrable on Form S-8.

              (b) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, Parent will issue to each person who, immediately prior to the Effective Time was a holder of a Company Option under the Company's 1996 Stock Option Plan, a written document evidencing the foregoing assumption of such option by Parent.

         1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and (b) the stock transfer books of the Company shall be closed with respect to all shares of such capital




                                       4.

stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Exchange Agent (as defined in Section 1.9) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in
Section 1.9

         1.8 ESCROW

              (a) The aggregate number of shares to be placed in escrow (the "Escrow Shares") as collateral for the indemnification obligations of the Company pursuant to Section 9 of this Agreement shall be equal to the product of
(x) .187 and (y) the Aggregate Parent Share Number. The Escrow Shares shall be withheld pro rata from the number of whole shares of Parent Common Stock that each Company shareholder has the right to receive pursuant to the provisions of
Section 1.5.

              (b) The number of Escrow Shares to be withheld from each Company shareholder shall equal the product of (x) the fraction, the numerator of which is (i) the number of whole shares of Parent Common Stock that such shareholder has the right to receive pursuant to the provisions of Section 1.5, and (ii) the denominator of which is the Aggregate Parent Share Number, minus the number of shares deducted for Excluded Expenses, minus the number of shares reserved for issuance upon exercise of the assumed Company Options, and (y) the aggregate number of Escrow Shares.

         1.9 EXCHANGE OF CERTIFICATES.

              (a) American Stock Transfer & Trust or such other reputable bank or trust company selected by Parent prior to the Closing Date shall act as exchange agent in the Merger (the "Exchange Agent"). Promptly after the Effective Time, Parent shall deposit with the Exchange Agent certificates representing the shares of Parent Common Stock issuable pursuant to this Section
1. The shares of Parent Common Stock so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the "Exchange Fund."

              (b) At or as soon as practicable after the Effective Time, the Exchange Agent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. As soon as




                                       5.

practicable after receipt by the Exchange Agent of the applicable Company Stock Certificate, the duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the Exchange Agent shall deliver to each former Company Shareholder a certificate representing the number of whole shares of Parent Common Stock that such shareholder has the right to receive pursuant to the provisions of Section 1.5 less the number of shares to be delivered to the escrow agent (determined in accordance with Section 1.8(b) above) and (ii) deliver to the escrow agent pursuant to the Escrow Agreement (as defined below), on behalf and in the name of each shareholder, a certificate representing such shareholder's proportionate share of the Escrow Shares. Until surrendered as contemplated by this Section 1.9(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock as contemplated by this Section 1 and as adjusted to reflect any claims made against the Escrow Shares. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

              (c) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby until such holder surrenders such Company Stock Certificate in accordance with this Section
1.9 (at which time such holder shall be entitled to receive all such dividends and distributions).

              (d) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no cash, certificates or scrip for any such fractional shares shall be issued. In lieu thereof, the number of shares otherwise issued or issuable to any holder of capital stock of the Company (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be rounded to the nearest whole share of Parent Common Stock, with one-half share or more being rounded up.

              (e) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as the Exchange Agent, Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

              (f) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto) delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.



                                       6.

         1.10 DISSENTING SHARES.

              (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300 of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5, and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders pursuant to California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5.

              (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

         1.11 WORKING CAPITAL ADJUSTMENT.

              (a) On or within one day after the Closing Date, personnel assigned by each of the Company and Parent shall jointly inspect all Inventory of the Company and prepare a physical count of the Closing Inventory.

              (b) As soon as practicable following the Closing Date, but not later than 60 days thereafter, Parent shall determine the actual amount of the Working Capital (as defined below) as of the Closing Date and shall deliver to the Securityholders' Agent (as defined in Section 10.1) a certificate (the "Working Capital Certificate") setting forth the final dollar amount of the Working Capital and shall make available to the Securityholders' Agent the work papers used in the preparation thereof. If the Securityholders' Agent agrees with Parent's determination of Working Capital and if the dollar amount of the Working Capital as reflected on the Working Capital Certificate is less than negative $200,000, then the Securityholders' Agent shall authorize the escrow agent to issue to Parent a sufficient amount of Escrow Shares to cover the difference between negative $200,000 and the final dollar amount of the Working Capital set forth on the Working Capital Certificate. The Escrow Shares for purposes of this Section 1.11 shall be valued at the Parent Average Stock Price. Any payment to be made under this Section 1.11 shall be made, without interest thereon, within five business days after final determination of the amount of the Working Capital as of the Closing Date.





                                       7.

              (c) For purposes of this Agreement, "Working Capital" as of any date shall be deemed to be the aggregate dollar value determined in accordance with GAAP represented by: (i) cash, (ii) cash equivalents, (iii) Accounts Receivable (net of an allowance for bad debts determined in accordance with
GAAP), (iv) Inventory and (v) Prepaid Expenses, less (x) Payables, (y) Accrued Expenses and (z) all other current liabilities. The calculation of Working Capital shall exclude (i) the proceeds of the exercise of any Company warrants since April 1, 1999 and (ii) any transaction expenses incurred by the Company in connection with the transactions contemplated hereby

              (d) In the event the Parent and the Securityholders' Agent fail to reach written agreement, within 90 days after the Closing Date, with respect to the determination of the amount of the Working Capital as of the Closing Date, then the Parent and the Securityholders' Agent shall (i) retain as arbitrator Arthur Andersen LLP or, failing their agreement to act as arbitrator, such other independent accounting firm as may be mutually agreed upon by the Parent and the Securityholders' Agent to review such matters as to which written agreement has not been reached and (ii) request such arbitrator to act as promptly as practicable in accordance with its own rules to resolve all such disputed matters within 30 days after being retained by the Parent and the Securityholders' Agent. Upon resolution by such arbitrator to its satisfaction of all such disputed matters, such arbitrator shall cause to be prepared and shall deliver to the Parent and the Securityholders' Agent a certificate setting forth the amount of Working Capital as of the Closing Date. The decision of such arbitrator shall be final, non-appealable and binding on the Parent and the Securityholders' Agent, and the fees and expenses, if any, of such arbitrator shall be paid one-half by Parent and one-half by the Securityholders' Agent; provided, however, that the Securityholders' Agent shall have the right to recover from the Escrow Fund for any fees and expenses of such arbitration.

         1.12 INVESTMENT BANKING FEE. Upon the Closing, the Parent shall issue to William Blair & Company LLC ("William Blair & Company"), in full satisfaction of certain fee and expense obligations of the Company (except for reimbursement of certain expenses totaling less than $25,000), a number of shares of Parent Common Stock equal to $750,000 divided by the Parent Average Stock Price. Such shares shall be included in the S-3 registration statement referred to in the Registration Rights Agreement attached hereto as Exhibit F. Such shares, however, shall not be considered Resale Restricted Stock.

         1.13 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Parent and the Company shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. From and after the Effective Time, neither Parent, Merger Sub nor the Company shall take any action that could reasonably be expected to cause the Merger not to be treated as a reorganization within the meaning of Section 368(a) of the Code. Company and Parent agree to file their federal and applicable state income tax returns consistent with the treatment of the Merger as a reorganization.

         1.14 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."





                                       8.

         1.15 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in a document dated as of the date of this Agreement and delivered by Company to Parent prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants, to and for the benefit of the Indemnitees, as follows;

         2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

              (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts except where the failure to have such power and authority would not have a Material Adverse Effect on the Company.

              (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "Decisive Technology Corporation"

              (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

              (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

              (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and




                                       9.

is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

         2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's Articles of Incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's Articles of Incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock and stock option records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3 CAPITALIZATION, ETC.

              (a) The authorized capital stock of the Company consists of: (i) 38,000,000 shares of Common Stock ($0.001 par value), of which 1,839,174 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 25,000,000 shares of Preferred Stock ($0.01 par value), of which (x) 1,000,000 shares have been designated Series A Preferred Stock, 1,000,000 of which are issued and are outstanding as of the date of this Agreement (the "Series A Preferred"), (y) 3,000,000 shares have been designated Series B Preferred Stock, 2,002,750 of which are issued and are outstanding as of the date of this Agreement (the "Series B Preferred"), and (z) 21,000,000 shares have been designated Series C Preferred Stock, 19,462,810 of which are issued and are outstanding as of the date of this Agreement (the "Series C Preferred"). All of the outstanding shares of the Company's capital stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option that is held by the Company and to which any of such shares is subject. Upon the filing of the Charter Amendment immediately prior to the Effective Time, all outstanding shares of the Company's Preferred Stock will be converted into shares of Common Stock.

              (b) The Company has reserved 10,470,267 shares of Company Common Stock for issuance under its 1996 Stock Option Plan, of which options to purchase 7,242,933 shares are outstanding as of the date of this Agreement. The Company has no outstanding warrants to purchase capital stock of the Company.
Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option and warrant that is outstanding as of the date of this Agreement:
(i) the name and mailing address of the holder of such Company Option or warrant; (ii) the total number of shares of Company Common Stock that are subject to such Company Option or warrant and the number of shares of Company Common Stock with respect to which such Company Option or warrant is immediately exercisable; (iii) the date on




                                      10.

which such Company Option or warrant was granted and the term of such Company Option or warrant; (iv) the vesting schedule for such Company Option or warrant;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option or warrant; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the best of the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

              (c) All outstanding shares of Company Common Stock and Preferred Stock, and all outstanding Company Options and warrants, have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

              (d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California Corporations Code and all other applicable Legal Requirements, and (ii) all requirements set forth in the agreements pursuant to which such securities were issued.

         2.4 FINANCIAL STATEMENTS.

              (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

                  (i) The balance sheets of the Company as of December 31, 1998, 1997 and 1996, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto; and

                  (ii) The unaudited balance sheet of the Company as of March 31, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the three (3) months then ended.

              (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and




                                      11.

recurring year-end audit adjustments, which could not reasonably, individually or in the aggregate, be expected to be material in magnitude). The Company
Financial Statements referred to in Section 2.4(a)(i) shall be identical to those statements on which PricewaterhouseCoopers LLP will issue an unqualified report and opinion after the date hereof.

         2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since March 31, 1999:

              (a) there has not been any material adverse change in the Company's business, condition, capitalization, assets, liabilities, operations, financial performance or prospects, and no event has occurred that has, or could reasonably be expected to, have a Material Adverse Effect on the Company;

              (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

              (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities except for repurchases of stock pursuant to the terms of restricted stock purchase agreements under the Company's 1996 Stock Option Plan;

              (d) the Company has not sold, issued, granted or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options in accordance with the terms of the option agreement pursuant to which such Company Options are outstanding), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

              (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1996 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

              (f) there has been no amendment to the Company's Articles of Incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

              (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

              (h) since March 31, 1999 the Company has not made any capital expenditure that exceeds $5,000 individually or $25,000 when added to all other capital expenditures made on behalf of the Company since March 31, 1999;





                                      12.

              (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

              (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

              (k)  the  Company  has  not  written  off  as  uncollectible,   or
established any extraordinary reserve with respect to, any material account receivable or other indebtedness;

              (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

              (m) the Company has not (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money except for travel or similar advances made to employees or consultants in connection with their employment or consulting duties in the ordinary course of business, which is consistent with past practices and trade payables not in excess of $10,000 in the aggregate and in the ordinary course of business, consistent with past practices;

              (n) the Company has not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

              (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

              (p) the Company has not made any Tax election;

              (q) the Company has not commenced, become a party to or settled any Legal Proceeding;

              (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

              (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.





                                      13.

         2.6 TITLE TO ASSETS.

              (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1,
2.7 and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; (iii) all other assets reflected in the Company's books and records as being owned by the Company; and (iv) all assets, intangible or otherwise, necessary to conduct and continue the Company's current business. Except as set forth in Part 2.6(a) of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

              (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

         2.7 BANK ACCOUNTS; RECEIVABLES.

              (a) Part 2.7(a) of the Disclosure Schedule provides accurate information, including bank name, bank contact information, account number, authorized signatories and most recent available balance, with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

              (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of March 31, 1999. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since March 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and
(ii) are current and are reasonably expected by the Company to be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts and sales returns not to exceed $25,000 in the aggregate).

         2.8 EQUIPMENT; LEASEHOLD.

              (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

              (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.






                                      14.

         2.9 PROPRIETARY ASSETS.

              (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in
Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

              (b) The Company has taken all measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

              (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the best of the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

              (d) Except as set forth in Part 2.9(d) of the Disclosure Schedule:
(i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that




                                      15.

has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the best of the knowledge of the Company, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

              (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

              (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule,
(i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to one of the forms of Proprietary Information Agreement or Confidential Information and Invention Assignment Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to one of the forms of Proprietary Information Agreement or Confidential Information and Invention Assignment Agreement previously delivered to Parent.

              (g) Except as set forth in Part 2.9(g)(i) of the Disclosure Schedule, each computer, item of computer related hardware, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by the Company for its internal business operations is Year 2000 Compliant. Except as set forth in Part 2.9(g)(ii) of the Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by the Company is Year 2000 Compliant. Except as set forth in Part 2.9(g)(iii) of the Disclosure Schedule, the Company has conducted sufficient Year 2000 compliance testing for each computer, item of computer related hardware, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, item of computer related hardware, computer program and item of software is Year 2000 Compliant, and has obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to the Company is Year 2000 Compliant. As used in this Section 2.9, "Year 2000 Compliant" means, with respect to a computer, item of computer related hardware, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000 (ii) the computer, item of computer related hardware, program or software




                                      16.

accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer, item of computer related hardware, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the computer, item of computer related hardware, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

              (h) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

         2.10 CONTRACTS.

              (a) Part 2.10 of the Disclosure Schedule identifies:

                  (i) each Company Contract relating to the employment of, or the performance of services by, any current or former employee, consultant or independent contractor except for any "at will" employment relationships or agreements for performance of services pursuant to which the Company is not obligated to pay amounts exceeding $5,000; any Contract pursuant to which the Company is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which the Company is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) to any current or former employee or director;

                  (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                  (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                  (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                  (v)  each  Company  Contract   relating  to  the  acquisition,
issuance or transfer of any securities;






                                      17.

                  (vi) each Company Contract relating to the creation of any material Encumbrance with respect to any asset of the Company;

                  (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                  (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                  (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                  (x) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices;

                  (xi) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                  (xii) any Contract which provides for indemnification of any officer, director, employee or agent;

                  (xiii) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate;

                  (xiv) any Contract imposing any confidentiality obligation on the Company except for agreements with customers which provide for confidentiality of customer data and analysis conducted by Company for customer;

                  (xv) any Contract (not otherwise identified in clauses "(i)" through "(xvi)" of this Section 2.10(a)) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Company or to any of the transactions contemplated by this Agreement;

                  (xvi) any Contract for which the Company must obtain a Consent in connection with the transactions contemplated by this Agreement; and

                  (xvii) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on the Company.

(Contracts in the respective categories described in clauses "(i)" through "(xvii)" above are referred to in this Agreement as "Material Contracts.")

              (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments




                                      18.

thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the commercially reasonable best knowledge of the Company, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

              (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

                  (i) the Company has not violated or breached, or committed any default in each case in any material respect with respect to such Company Contract under, any Company Contract, and, to the commercially reasonable best knowledge of the Company, no other Person has breached or materially violated, or committed any default under any Company Contract;

                  (ii) to the commercially reasonable best knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a breach or material violation of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                  (iii) since December 31, 1997, the Company has not received any notice or other communication regarding any actual or possible breach or material violation of, or default under, any Company Contract; and

                  (iv) the Company has not waived any of its material rights under any Company Contract.

              (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

              (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

              (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 1999.

              (g) Part 2.10 of the Disclosure Schedule provides an accurate description and breakdown of the Company's backlog under Company Contracts.

              (h) The Company has entered into no Government Contracts.





                                      19.

         2.11 LIABILITIES. The Company has no material accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for:
(a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable, accrued salaries or other immaterial liabilities that have been incurred by the Company since March 31, 1999 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule

         2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since the Company's inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since the Company's inception, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible material violation of, or material failure to comply with, any Legal Requirement.

         2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all
Governmental  Authorizations  necessary  to enable the  Company  to conduct  its business in the manner in which its business is currently being conducted. The Company is, and at all times since the Company's inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since the Company's inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible material violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

         2.14 TAX MATTERS.

              (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns filed since the Company's inception.





                                      20.

              (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from March 31, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

              (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as se forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Returns. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

              (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code or any comparable provisional state or foreign Tax laws. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

              (e) There is no agreement,  plan,  arrangement  or other  Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code or any comparable provisional state or foreign Tax laws, other than the payments listed on Part 2.14(e) of the Disclosure Schedule for which shareholder approval meeting the requirements of section 280G(b)(5) of the Code are obtained prior to the Closing Date. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

         2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

              (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay,




                                      21.

termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any current or former employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

              (b) Except as set forth in Part 2.15(b) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the best of the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or nor excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

              (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multi-employer plan (within the meaning of Section 3(37) of ER1SA)

              (d) With  respect to each  Plan,  the  Company  has  delivered  to
Parent:

                    (i) an accurate  and complete  copy of such Plan  (including all amendments thereto);

                    (ii) an accurate and complete copy of the annual report,  if required under ERISA, with respect to such Plan for the last two years;

                    (iii) an  accurate  and  complete  copy  of  the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                    (iv) if such  Plan is  funded  through  a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                    (v) accurate and complete  copies of all Contracts  relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                    (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).





                                      22.

              (e) The Company is not required to be, and, to the best of the knowledge of the Company has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company has never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ER1SA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

              (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

              (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

              (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

              (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

              (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or has applied for (or has time remaining to apply for) a determination letter within the period permitted such that retroactive remedial amendments may be made under Code section 401(b) and the Company is not aware of any reason why any such determination letter could be revoked.

              (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

              (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of




                                      23.

employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

              (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

              (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

              (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and has no knowledge of any facts indicating that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

         2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the commercially reasonable best knowledge of the Company, there are no circumstances that could reasonably be expected to prevent or interfere with the Company's compliance with any Environmental Law in the future. To the commercially reasonable best knowledge of the Company (a) all property that is leased to, controlled by or used by the Company, and all surface water, groundwater and soil associated with or adjacent to such property is free of any material environmental contamination of any nature, (b) none of the property leased to, controlled by or used by the Company contains any underground storage tanks, asbestos, equipment using PCBs, underground injection wells, and (c) none of the property leased to, controlled by or used by the Company contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been disposed. The Company has never sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list, (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity, or (iii) is subject to a legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up the site. To the Company's commercially reasonable best knowledge, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in
Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental




                                      24.

Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law or that is known generally to pose a danger to health, reproduction or the environment.)

         2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since the Company's inception, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

         2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since the Company's inception had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company;
(b) no Related Party is, or has at any time since the Company's inception been, indebted to the Company; (c) since the Company's inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since the Company's inception competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than 5% of any other entity shall not be deemed a "direct or indirect financial interest" for purposes of this Section 2.18. (For purposes of the Section 2.18 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since the Company's inception been, an officer or director of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

         2.19 LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the best of the knowledge of the Company no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may




                                      25.

have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the commercially reasonable best knowledge of the Company, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

              (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

              (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the commercially reasonable best knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

         2.20  AUTHORITY;  BINDING  NATURE OF  AGREEMENT.  The  Company  has the
requisite right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized all necessary action on the part of the Company and its board of directors; subject only to approval of the Merger by shareholders of the Company. The board of directors of the Company (at a meeting duly called and held) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of the Company) that the Merger is advisable and fair and in the best interests of the Company and its shareholders, (b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the execution, delivery and performance of this Agreement by the Company and approved (pursuant to a unanimous vote of all members of the board of directors of the Company) the Merger, (c) recommended (pursuant to a unanimous vote of all members of the board of directors of the Company) the approval of this Agreement and the Merger by the holders of Company Common Stock and the Company's Preferred Stock and directed that this Agreement and the Merger be submitted for approval by the Company's shareholders, and (d) adopted (pursuant to a unanimous vote of all members of the board of directors of the Company) a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other transactions contemplated by this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time);





                                      26.

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's Articles of Incorporation or by laws, or (ii) any resolution adopted by the Company's board of directors;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

               (e) result in the  imposition  or  creation  of any lien or other
          Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except for the filing of the Merger Agreement with the Delaware Secretary of State and Agreement of Merger with the California Secretary of State.





                                      27.

         2.22 FULL DISCLOSURE.

              (a) The representations and warranties made by Company in this Agreement (as amended by the Disclosure Schedule) do not, and the certificate referred to in Section 6.5(o) will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

              (b) The information supplied by the Company for inclusion in the information statement to be delivered to the Company's shareholders will not, as of the date of the information statement or as of the date of the Company Shareholders' written consent, (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in light of the circumstances under which it is provided) not false or misleading.

         2.23 NO DISCUSSIONS. Neither the Company nor any representative of the Company, is, or has at any time since May 15, 1999 been, engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

         2.24 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Common Stock and a majority of the shares of Preferred Stock outstanding on the record date (the "Required Company Shareholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement, the Merger, the Charter Amendment and the other transactions contemplated by this Agreement.

         2.25 FINANCIAL ADVISOR. Except for the fees payable to William Blair & Company referred to in Section 1.12 hereof, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of William Blair & Company.

3.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub jointly and severally represent and warrant to the Company and the Company Shareholders as follows:

         3.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the



                                      28.

nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Sub.

         3.2 SEC FILINGS; FINANCIAL STATEMENTS.

              (a) Parent has delivered or made available to the Company, including through the SEC EDGAR system, accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents"), which are all of the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form lO-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments which are not expected to be material in amount; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby. There has been no material change in Parent's accounting policy except as described in the notes to the Parent financial statements.

         3.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the requisite right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         3.4 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued pursuant to this Agreement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.




                                      29.

         3.5 GOVERNMENTAL AUTHORIZATION. Parent has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Body that is required for the operation of Parent's business ("Parent Authorizations"), and all of such Parent Authorizations are in full force and effect, except where the failure to obtain or have any of such Parent Authorizations are not reasonably expected to have a Material Adverse Effect on Parent.

         3.6 COMPLIANCE WITH LAWS. Parent has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Parent.

         3.7 NO MATERIAL ADVERSE CHANGE. Between the date of the balance sheet included in Parent's most recently filed report on Form 10-Q and the date of this Agreement, except as disclosed in Parent's most recently filed report on Form 10-Q, there has not occurred any material adverse change in the business, financial condition or results of operations of Parent. For purposes of this section, a change in the trading price of Parent's Common Stock, as reported by the Nasdaq National Market or any other automated quotation system or exchange, changes in economic conditions or changes in the industry and markets in which Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

         3.8 LEGAL PROCEEDINGS. There is no pending Legal Proceeding, and to the knowledge of Parent, no Person has threatened to commence any Legal Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement.

         3.9 FULL DISCLOSURE. The representations and warranties made by Parent and Merger Sub do not and the certificates of the Parent and Merger Sub referred to in Section 7.3 will not, (i) contain any information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         3.10 NON-CONTRAVENTION; CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's or Merger Sub's Certificate of Incorporation or bylaws, or (ii) any resolution adopted by Parent's or Merger Sub's shareholders, board of directors or any committee thereof;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any



                                      30.

          Legal Requirement or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the assets owned or used by the Company;

               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any agreement of Parent filed or incorporated by reference in the Parent SEC Documents.

         3.11 Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except for the filing of the Merger Agreement with the Delaware Secretary of State and Agreement of Merger with the California

         3.12 INTERIM OPERATIONS OF SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

4.   CERTAIN COVENANTS OF THE COMPANY

         4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

              (a) all material operating and financial reports prepared by the Company and its Subsidiaries for the Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Company and the related unaudited monthly consolidated statements of operations, statements of shareholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for the Company's senior management;

              (b) any written materials or communications sent by or on behalf of the Company to its shareholders;





                                      31.

              (c) any material notice, document or other communication sent by or on behalf of the Company to any party to any Company Contract or sent to the Company by any party to any Company Contract (other than any communication that relates solely to routine commercial transactions between the Company and the other party to any such Company Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

              (d) any notice, report or other document filed with or sent to any Governmental Body in connection with the Merger or any of the other transactions contemplated by this Agreement; and

              (e) any material notice, report or other document received by the Company from any Governmental Body.

         4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period:

               (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

               (b) the Company shall use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

               (c) the Company shall use commercially reasonable best efforts to keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

               (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

               (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees and consultants pursuant to the terms of existing restricted stock purchase agreements);

               (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted to issue Company Common Stock to employees or consultants upon the exercise of outstanding Company Options;

               (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of its 1996 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;





                                      32.

               (h) the Company shall not amend or permit the adoption of any amendment to the Company's Articles of Incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

               (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $10,000 in the aggregate;

               (k) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive or exercise any material right or remedy under, any such Contract;

               (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts except in the ordinaiy course of business and consistent with past practice;

               (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees and consultants in the ordinary course of business or (ii) incur or guarantee any indebtedness for borrowed money;

               (n) the Company shall not (i) establish, adopt or amend any employee benefit plan (except for the termination of the Company's 401(k) plan), (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

               (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

               (p) the Company shall not make any Tax election;

               (q) the Company shall not commence, settle or willingly become a party to any Legal Proceeding;

               (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.



                                      33.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company.

         4.3 NO NEGOTIATION. During the Pre-Closing Period, neither the Company nor any of its directors, officers, employees, shareholders or other Company Representatives, shall, directly or indirectly:

               (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

               (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

               (c) consider,  entertain or accept any proposal or offer from any
          Person  (other  than  Parent)  relating  to  a  possible   Acquisition
          Transaction.

The Company shall promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period. Notwithstanding the foregoing provisions of this Section 4.3 above, if at any time prior to the approval of this Agreement and the Merger by the shareholders of the Company, the Board of Directors of the Company determines, in good faith after receipt of advice from outside counsel, that the Board's fiduciary duties under applicable law require it to do so, the Company in response to a proposal that has been determined by it to be a Superior Offer that was not solicited by it and that did not otherwise result from a breach of this Section 4.3, and subject to the Company giving Parent at least two business days written notice of its intention to do so, may (x) furnish information with respect to the Company to any person making a Superior Offer pursuant to a customary confidentiality agreement containing terms no less restrictive than the terms of the confidentiality agreement entered into between the Company and Parent, provided that a copy of all such information is delivered simultaneously to Parent, and (y) engage in negotiations regarding such proposal. In the event the Company receives a Superior Offer, nothing contained in this Agreement shall prevent the Board of Directors of the Company from amending or withdrawing its recommendation of the Merger to the Company's shareholders, if the Board determines in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law.

5.   ADDITIONAL COVENANTS OF THE PARTIES

         5.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (1,) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.


                                      34.

         5.2 COMPANY SHAREHOLDER CONSENT. The Company shall, in accordance with its Articles of Incorporation and bylaws and the applicable requirements of the California Corporation Code, prepare and distribute a written consent of its shareholders for approval of the Charter Amendment, the Merger and this Agreement (the "Company Shareholder Consent"). The Company Shareholder Consent shall be obtained as promptly as practicable and in any event within 12 days after execution of this agreement. The Company shall ensure that the Company Shareholder Consent is obtained in compliance with all applicable Legal Requirements. The Company's obligation to obtain shareholder consent in accordance with this Section 5.2 shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of the Company with respect to the Merger.

         5.3 STOCK OPTIONS.

              (a) Subject to Section 5.3(b), at the Effective Time, all rights with respect to Company Common Stock under each Company Option then outstanding shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Option in accordance with the terms (as in effect as of the closing date) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each Company Option assumed by Parent in accordance with this Section 5.3(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. Parent shall file with the SEC within as soon as practicable after the date on which the Merger becomes effective, and in any event within thirty (30) calendar days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options assumed by Parent in accordance with this Section 5.3(a), which may be legally registered on a Form S-8 and shall use its reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the Company options remain outstanding.

              (b) The Company shall take all action that may be necessary (under the plans pursuant to which Company Options are outstanding and otherwise) to effectuate the provisions of this Section 5.3 and to ensure that, from and after the Effective Time, holders of Company Options have no rights with respect thereto other than those specifically provided in this Section 5.3.





                                      35.

         5.4 CONVERSION AND EXERCISE. At or prior to the Closing, the Company shall cause all outstanding shares of the Preferred Stock of the Company to be converted into Company Common Stock in accordance with the Company's articles of incorporation and the Charter Amendment. At or prior to the Closing, the Company shall cause the holders of all outstanding warrants to purchase shares of the Company's capital stock to exercise such warrants in accordance with their terms for cash, and to cause any shares of preferred stock issued upon exercise of such warrants to be converted into Company Common Stock. All proceeds from the exercise of such warrants shall be applied, in the order as follows, only (i) to pay off any bank or other debt, (ii) to pay off any notes payable outstanding, and (iii) to pay any transaction related expenses. In the event that such expenses are paid from the warrant proceeds, such expenses shall still be considered "Excluded Expenses" for purposes of this Agreement.

         5.5 PUBLIC ANNOUNCEMENTS. Except as otherwise required by law, during the Pre-Closing Period, the Company and the Parent shall not (and shall not permit any of their respective Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent.

         5.6 BEST EFFORTS. During the Pre-Closing Period, (a) the Company shall use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

         5.7 TAX MATTERS. Prior to the Closing, Parent and the Company shall execute and deliver to Venture Law Group, a professional corporation, tax representation letters reasonably acceptable to Venture Law Group (which will may be relied upon in connection with any tax opinion which such firm may render to the Company Shareholders).

         5.8 SEVERANCE AND NONCOMPETITION AGREEMENTS. Prior to the date of this Agreement, the Company shall have caused each of Messrs. Altomare, Tilson and Bonham to execute and deliver to the Company severance agreements in a form reasonably acceptable to Parent. At or prior to the Closing, the Company shall cause John Chisholm to execute and deliver a noninterference agreement in a form reasonably acceptable to Parent. At or prior to the Closing, the Company shall cause Messrs. Sammann and McNenny to execute and deliver amended or new agreements providing for specified severance compensation in the event that they are terminated following the Effective Time.

         5.9 TERMINATION OF COMPANY INVESTOR RIGHTS AGREEMENT. Prior to the Closing the Company and the parties to the Second Amended and Restated Investor Rights Agreement dated March 5, 1998 by and between the Company and certain investors in the Company (the "Rights Agreement") shall enter into an agreement reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of each such investor's rights under the Rights Agreement.

         5.10 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(l)(i) of the United States Treasury Regulations, and (b) the



                                      36.

Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

         5.11 LISTING. Parent shall use reasonable efforts to cause the shares of Parent Common Stock being issued pursuant to this Agreement to be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         5.12 RESIGNATION OF OFFICERS AND DIRECTORS. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Closing the resignation of each officer and director of each of the Company.

         5.13 SECURITYHOLDER REPRESENTATION STATEMENTS; APPOINTMENT OF PURCHASER REPRESENTATIVE. Each securityholder of the Company who is to receive Parent Common Stock in connection with this Agreement shall complete and execute a securityholder representation statement, which shall, among other things, provide certain representations and warranties to Parent, and appoint The Portola Group, Inc. to serve as such securityholder's purchaser representative in the event that such securityholder is not an "accredited investor." A form of such securityholder representation statement is attached as Exhibit D to this Agreement.

         5.14 SECURITIES ACT EXEMPTION. The Parent Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act of 1933 as amended (the "Securities Act"), in reliance on the exemption set forth in Section 4(2) and Rule 506 of Regulation D thereunder.

         5.15 STOCK RESTRICTIONS. In addition to any legend imposed by applicable state securities laws or by any contract that continues in effect after the Effective Time, the certificates representing shares of Parent Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop orders shall be placed against the transfer thereof with the Parent's Transfer Agent), stating substantially as follows:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

The certificates representing shares of Parent Common Stock issued pursuant to this Agreement that are Restricted Resale Stock shall bear a restrictive legend (and stop orders shall be placed against the transfer thereof with the Parent's Transfer Agent), stating substantially as follows

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH CERTAIN VOLUME LIMITATIONS PURSUANT TO THE TERMS OF A CERTAIN AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED JULY 27, 1999,




                                      37.

               A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST.

         5.16 REGISTRATION ON FORM S-3; ADDITIONAL STOCK RESTRICTIONS. During the Pre-Closing Period, the Parent and Company shall each use its commercially reasonable efforts to file, as soon as practicable after the Closing Date but in any event within 30 days of the Closing Date, a registration statement on Form S-3 with the Securities and Exchange Commission covering the resale of shares of Parent Common Stock issued in connection with this Agreement. Any such registration shall be subject to the terms and conditions set forth in the Registration Rights Agreement attached hereto as Exhibit F. Except for (i) the Parent Common Stock issued to William Blair & Company and (ii) the Parent Common Stock issued upon the exercise of the warrants referred to in Section 5.4, all shares eligible for registration on the above-mentioned registration statement shall be deemed Restricted Resale Stock.

         5.17 BLUE SKY LAWS. Parent shall take such steps as may be necessary to comply with the securities blue sky laws of all jurisdictions that are applicable to the issuance of the Parent Common Stock pursuant to hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities blue sky laws of all jurisdictions that are applicable in connection with the issuance of the Parent Common Stock pursuant to hereto.

         5.18 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

              (a) During the Pre-Closing Period, the Parent and Company shall each promptly notify the other party in writing of:

                  (i) the discovery by the Parent or Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Parent or Company, respectively, in this Agreement;

                  (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Parent or Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                  (iii) any breach of any covenant or obligation of the Parent or Company pursuant to this Agreement; and

                  (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

              (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to this Section 5.18 requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event,




                                      38.

condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied.

         5.19 NASDAQ STOCKHOLDER APPROVAL REQUIREMENTS. Any other provisions of this Agreement notwithstanding, in no event shall Parent issue, in connection with the Merger and the transactions contemplated by this Agreement, shares of Parent Common Stock in excess of 5% of the shares of Parent Common Stock outstanding immediately prior to the Effective Time of the Merger without obtaining all stockholder approvals as may be required under the rules of the Nasdaq Stock Market.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any update to the Disclosure Schedule, and without giving effect to any "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, contained or incorporated directly or indirectly in such representations and warranties).

         6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger shall have been duly approved by the requisite vote under applicable law and the Company's Articles of Incorporation. The Charter Amendment shall have been duly approved by the requisite vote under applicable law and the Company's Articles of Incorporation.

         6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) shall have been obtained and shall be in full force and effect.

         6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company shall have received the following agreements and documents, each of which shall be in full force and effect:




                                      39.

               (a) Voting Agreements in the form of Exhibit B-1, executed by the Persons identified on Exhibit B-2;

               (b) Severance agreements in a form reasonably acceptable to Parent executed by the individuals identified in Section 5.8 hereof;

               (c) Noninterference agreement (including a waiver of intellectual property rights) in a form reasonably acceptable to Parent executed by Mr. Chisholm;

               (d)  Securityholder  Representation  Statements  in the  form  of
          Exhibit  D,   executed  by  each  of  the   Company's   non-accredited
          securityholders;

               (e) Evidence of termination of the Investor Rights Agreement identified in Section 5.9;

               (f) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements;

               (g) the statement referred to in Section 5.10(a), executed by the Company;

               (h) the Escrow Agreement in the form of Exhibit G, executed by the Securityholders' Agent on behalf of each of the Company
          Shareholders, and also executed by the escrow agent (the "Escrow Agreement");

               (i) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by Landmark Investments Limited;

               (j) a legal opinion of Venture Law Group, in a form reasonably acceptable to Parent and its counsel;

               (k) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.8 and 6.9 have been duly satisfied;

               (l) written resignations of all officers, directors of the Company, effective as of the Effective Time;

               (m) a market stand-off from each Major Investor (other than Frank Sammann) agreeing to not to sell or dispose of his or her shares of Parent Common Stock, during the period commencing with the filing by Parent of a registration statement for an underwritten public offering and ending on such date as may be specified by the managing underwriter of such offering, provided that such period shall not exceed (i) with respect to Parent's first underwritten public offering after the date of this




                                      40.

          Agreement,  180 days  following the closing of the public  offering or
          (ii) with respect to the second underwritten public offering, 90 days following the closing of the public offering; provided further that the market stand-off agreement shall apply only to Parent's first two underwritten public offerings that commence within twelve months of the Effective Time where Parent's executive officers, directors and 5% stockholders have entered into similar market stand-off agreements;

               (n) the Charter Amendment shall have been filed with the Secretary of State of the State of California and shall have become effective;

               (o) the Registration Rights Agreement in the form of Exhibit F, executed by the Securityholder Agent on behalf of each of the Company Shareholders (the "Registration Rights Agreement"); and

               (p) certificate of merger executed by the Company and Merger Sub to be filed with the Secretary of State of the State of Delaware and a certificate of merger executed by the Company to be filed with the Secretary of State of the State of California in accordance with
          Section 1.3.

         6.6 FIRPTA COMPLIANCE. The Company shall have filed with the Internal Revenue Service the notification referred to in Section 5.10(b).

         6.7 LISTING. The shares of Parent Common Stock to be issued pursuant to this Agreement shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         6.9 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

         6.10 EMPLOYEES. None of the individuals identified on Exhibit E shall have ceased to be employed by, or notified the Company of their intent to terminate their employment with, the Company.

         6.11 SECURITIES EXEMPTION. The issuance of Parent Common Stock in accordance with this Agreement shall be exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereunder and/or Rule 506 of Regulation D.

         6.12 TERMINATION OF EMPLOYEE PLANS. Prior to the Closing, the Company's board of directors shall have authorized the termination of the Company's 401(k) plan, contingent on the effectiveness of the Merger.




                                      41.

         6.13 DEBT PAYOFF. The Company shall have paid off all outstanding debt for money borrowed and terminated all existing bank lines of credit.

         6.14 DISSENTERS' RIGHTS. Holders of not more than 5% of the outstanding shares of the Company's capital stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement and in each of the other agreements and instruments delivered by Parent in connection with the transactions contemplated by this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained or incorporated directly or indirectly in such representations and warranties).

         7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         7.3 DOCUMENTS. The Company shall have received the following documents:

               (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in a form reasonably acceptable to the Company and its counsel;

               (b) a certificate executed on behalf of Parent by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 7.1 and 7.2 above has been satisfied with respect to Parent;

               (c) a certificate executed by the Secretary or Assistant Secretary of Parent certifying: (1) resolutions duly adopted by the Board of Directors of Parent authorizing the execution of this
          Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and (2) the incumbency of the officers of Parent executing this Agreement and all agreements and documents contemplated hereby;

               (d) a certificate executed on behalf of Merger Sub by its President or its Chief Financial Officer to the effect that, as of the Effective Time, each of the conditions set forth in Section 7.1 and
          7.2 above has been satisfied with respect to Merger Sub;





                                      42.

               (e) the Registration Rights Agreement, in the form of Exhibit F, executed by Parent; and

               (f)  a  certificate   executed  by  the  Secretary  or  Assistant
          Secretary of Merger Sub certifying:  (1)  resolutions  duly adopted by the Board of Directors and the sole stockholder of Merger Sub authorizing the execution of this Agreement and the execution, performance and delivery of all agreements, documents and transactions contemplated hereby; and (2) the incumbency of the officers of Merger Sub executing this Agreement and all agreements and documents contemplated hereby.

         7.4 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

         7.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

         7.6 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement by Parent shall have been obtained and shall be in full force and effect.

         7.7 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

         7.8  GOVERNMENTAL  APPROVALS.  Other than the filings  contemplated  in
Section 2.21, all approvals of government and government agencies necessary to consummate the transactions hereunder shall have been received, the absence of which would have the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

8.   TERMINATION

         8.1 TERMINATION  EVENTS.  This Agreement may be terminated prior to the
Closing:

               (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);




                                      43.

               (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

               (c) by Parent, if Company shall materially breach any of its representations, warranties or obligationS hereunder and such breach shall not have been cured within ten calendar days of receipt by Company of written notice of such breach, provided that Parent is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

               (d) by Company, if Parent shall materially breach any of its representations, warranties or obligations hereunder and such breach shall not have been cured within ten calendar days following receipt by Parent of written notice of such breach, provided that Company is not in material breach of any of its representations, warranties or obligations hereunder, and provided further, that no cure period shall be required for a breach which by its nature cannot be cured;

               (e) by Parent if the Closing has not taken place on or before August 31, 1999 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

               (f) by the Company if the Closing has not taken place on or before August 31, 1999 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

               (g) by the mutual consent of Parent and the Company.

               (h) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

               (i) by the Company if the Parent Average Stock Price as of the Scheduled Closing Time is less than $7.00.

         8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.




                                      44.

         8.3 EFFECT OF TERMINATION.  If this Agreement is terminated pursuant to
Section 8.1 and 8.2, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 5.5.

9.   INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS, ETC.

              (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire fifteen months after the Closing Date; provided, however, that if, at any time prior to the fifteenth month following the Closing Date, any Indemnitee (acting in good faith) delivers to the Securityholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 in accordance with the Escrow Agreement based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive past the fifteen-month period following the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall survive the Closing and shall expire nine months after the Closing Date.

              (b) The representations, warranties, covenants and obligations of the Company (as modified by the Disclosure Schedule delivered as of the date of this Agreement), and the rights and remedies that may be exercised by the Indeninitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives. The representations and warranties of the Parent and the rights and remedies that may be exercised by the Company Shareholders shall not be limited or otherwise affected by or as a result of the information furnished to, or any investigation made by or knowledge of, any of the Company Shareholders or any of their Representatives.

              (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

         9.2 INDEMNIFICATION BY COMPANY SHAREHOLDERS.

              (a) From and after the Effective Time (but subject to Section 9.1(a)), the Company Shareholders, jointly and severally, shall hold harmless and indemnify each of the Indemnitees from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or



                                      45.

indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the officers' closing certificate (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, but giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing); (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); (iii) any Excluded Expenses to the extent not offset as of the Closing against the Aggregate Parent Share Number pursuant to Section 1.5 above or (iv) any Legal Proceeding relating to any inaccuracy or breach or expense of the type referred to in clause "(i)",
(ii) or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9, subject to the provisions of the Escrow Agreement).

              (b) The Company Shareholders acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

         9.3 THRESHOLD; CEILING.

              (a) The Company Shareholders shall not be required to make any indemnification payment pursuant to Section 9.2(a) until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $150,000 in the aggregate. If the total amount of such Damages exceeds $150,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for all of such Damages. The provisions of this Section 9.3(a) shall not apply to any claims made by any Indemnitee regarding reimbursement of costs incurred in connection with (i) Excluded Expenses and (ii) the termination of any Company employee prior to the Effective Time.

              (b) With the exception of claims based upon fraud, the maximum liability of each Company Shareholder under Section 9.2(a) shall be equal to the value of the shares of Parent Common Stock placed in escrow by such Company Shareholders pursuant to Section 1.8 of this Agreement determined in accordance with the terms of the Escrow Agreement.

         9.4 EXCLUSIVE REMEDY. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the shares of Parent Common Stock held in escrow pursuant to the Escrow Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for Damages for any matters covered by this Article 9.

         9.5 NO CONTRIBUTION. Each Company Shareholder waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any




                                      46.

right of contribution, right of indemnity or other right or remedy against the Suviving Corporation in connection with any indemnification obligation or any other liability to which he may become subject under or in connection with this Agreement or the officers' closing certificate.

         9.6 INTEREST. Any Company Shareholder who is required to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9 and in accordance with the Escrow Agreement with respect to any Damages shall also be liable to such Indemnitee for interest on the amount of such Damages (for the period commencing as of the date on which such Company Shareholder first received notice of a claim for recovery by such Indemnitee and ending on the date on which the liability of such Company Shareholder to such Indemnitee is fully satisfied by such Shareholder) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

         9.7 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Company Shareholders may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent shall give the Securityholders' Agent prompt notice of commencement of any such Legal Proceeding. The Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own, provided that, the Company Shareholders shall have the right at their own expense to participate in, but not control, such defense. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

               (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Company Shareholders;

               (b) each Company Shareholder shall make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

               (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the
          Securityholders' Agent (as defined in Section 10.1); provided, however, that such consent shall not be unreasonably withheld.

         9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

10.  MISCELLANEOUS PROVISIONS

         10.1 SECURITYHOLDERS' AGENT. In the event that the Merger is approved, effective upon such vote and without any further act of any shareholder, the Company Shareholders shall be deemed to have approved, among other matters, the indemnification and escrow terms set forth



                                      47.

in Section 9, the Working Capital Adjustment provisions of Section 1.11 hereof, the terms of the Escrow Agreement and the terms of the Registration Rights Agreement, and shall irrevocably appoint Eric DiBenedetto as their agent for all purposes in connection therewith (the "Securityholders' Agent"), including to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to the Escrow Agreement and comply with orders of courts and awards of arbitrators with respect to indemnification claims, and to take all actions necessary or appropriate in the judgment of the Securityholders' Agent for the accomplishment of the foregoing. Eric DiDenedetto hereby accepts his appointment as the Securityholders' Agent. Parent shall be entitled to deal exclusively with the Securityholders' Agent on all matters relating to Section 9, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company Shareholder by the Securitvholders' Agent (including, without limitation, the execution of the Escrow Agreement and the Registration Rights Agreement on behalf of the Company Shareholders) and on any other action taken or purported to be taken on behalf of any Company Shareholder by the Securityholders' Agent, as fully binding upon such Company Shareholder. If the Securityholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company Shareholders, then the Company Shareholders shall, in accordance with the Escrow Agreement, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Securityholders' Agent" for purposes of Section 9 and this Section 10.1. If for any reason there is no Securityholders' Agent at any time, all references herein to the Securityholders' Agent shall be deemed to refer to the Company Shareholders.

         10.2 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         10.3 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger; provided, however, that upon the successful Closing of the transactions contemplated by this Agreement, Parent agrees to pay transaction expenses of the Company Shareholders (without any adjustment to the purchase price) in an amount equal to the lesser of (i) fifty percent (50%) of the legal and accounting fees and expenses incurred by the Company (exclusive of any fees and expenses paid to William



                                      48.

Blair & Company) or (ii) $50,000. Transaction fees and expenses not paid by Parent in accordance with the preceding proviso shall be "Excluded Expenses." If Excluded Expenses are not paid in cash by the Company Shareholders and are paid by the Parent or the Company, the amount of such Excluded Expenses (i) shall reduce the Aggregate Parent Share Number in accordance with Section 1.5 hereof or (ii) shall be paid out of the Escrow Fund.

         10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

         IF TO PARENT:

         MessageMedia, Inc.
         6060 Spine Road
         Boulder, Colorado 80301
         (303) 440-0303 (fax)
         Attention: Chief Executive Officer

         WITH A COPY TO:

         Cooley Godward LLP
         2595 Canyon Boulevard
         Suite 250
         Boulder, Colorado 80302
         (303) 546-4099 (fax)
         Attention:  James H. Carroll, Esq.

         IF TO THE COMPANY:

         Decisive Technology Corporation
         1991 Landings Drive
         Mountain View, CA  94043
         (650) 237-4411 (fax)
         Attention:  Patrick B. McNenny

         WITH A COPY TO:

         Venture Law Group
         2775 Sand Hill Road




                                      49.

         Menlo Park, CA 94025
         (650) 233-8386 (fax)
         Attention:  Mark A. Medearis, Esq.

         IF TO THE SECURITYHOLDERS' AGENT:

         Eric DiBenedetto
         Convergence Partners
         3000 Sand Hill Road
         Building 2, Suite 235
         Menlo Park, CA 94025
         (650) 854-3015 (fax)

         WITH A COPY TO:

         Venture Law Group
         2775 Sand Hill Road
         Menlo Park, CA 94025
         (650) 233-8386 (fax)
         Attention:  Mark A. Medearis, Esq.

         10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.5, on and at all times after the Closing Date, the Company shall keep confidential, and shall not use or disclose to any other Person, any non-public document or other non-public information in the Company's possession that relates to the business of the Company or Parent.

         10.7 TIME OF THE ESSENCE. Time is of the essence to this Agreement.

         10.8 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.9   COUNTERPARTS.   This   Agreement  may  be  executed  in  several
counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         10.10 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws), except that the Merger and matters of corporate governance shall be governed by the laws of Delaware or California, as appropriate.

         10.11 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Company Shareholders and their respective personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Company Shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth



                                      50.

in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9.8); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9 and the Escrow Agreement), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

         10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         10.13 WAIVER.

              (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         10.16 PARTIES IN INTEREST. Except for the provisions of Sections 1.5, 1.6, 1.12 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

         10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the



                                      51.

parties relating to the subject matter hereof and thereof; provided, however, that the nondisclosure agreements executed on behalf of Parent and the Company on February 23, 1999 and May 11, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with their terms until the earlier of
(a) the Effective Time, or (b) the date on which such nondisclosure agreements are terminated in accordance with their terms.

         10.18 CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d)  Except  as  otherwise  indicated,   all  references  in  this
Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.





                                      52.

         The parties hereto have caused this Agreement to be executed and delivered as of July 27, 1999.

                                             MESSAGEMEDIA, INC.,
                                              a Delaware corporation


                                             By:
                                                --------------------------------
                                             Print name:
                                             Title:


                                             MM2 ACQUISITION CORP.,
                                              a Delaware corporation


                                             By:
                                                --------------------------------
                                             Print name:
                                             Title:


                                             DECISIVE TECHNOLOGY
                                             CORPORATION
                                              a Delaware corporation


                                             By:
                                                --------------------------------
                                             Print name:
                                             Title:


                                             SECURITYHOLDERS' AGENT


                                             By:
                                                --------------------------------
                                             Eric DiBenedetto,
                                             as Securityholders' Agent







                                      53.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         ACCOUNTS RECEIVABLE. "Accounts Receivable" shall mean as of any date any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables associated with the Company's business as of such date, other than from an affiliate of the Company.

         ACCRUED EXPENSES. "Accrued Expenses" shall mean as of any date accrued payroll and benefits and other accrued expenses as would appear on a balance sheet of the Company as of such date prepared in accordance with GAAP consistently applied, including those described in Schedule 1.2 but excluding any amounts payable to affiliates of the Company and any compensation to employees or others contingent upon or payable as a result of the transactions contemplated hereby.

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

               (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

               (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

               (c)   any   merger,    consolidation,    business    combination,
          reorganization or similar transaction involving the Company.

         ACQUISITION PROPOSAL. "Acquisition Proposal" shall mean any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         AGREEMENT. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

         CLOSING  INVENTORY.   "Closing  Inventory"  shall  mean  all  Inventory
relating to the business of the Company on the Closing Date.




                                       1.

         COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

         COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

         DISCLOSURE SCHEDULE. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         EXCLUDED EXPENSES. "Excluded Expenses" shall mean (i) any fees and expenses payable to William Blair & Company (including but not limited to those fees described in Section 1.12 hereof), (ii) any fees and expenses payable to any other purchaser representative, financial advisor, investment banker, broker or finder, and (iii) any other transaction fees and expenses of the Company and the Company Shareholders (other than the amounts agreed to be paid by Parent, not to exceed $50,000 pursuant to Section 10.3 hereof).

         FULLY DILUTED NUMBER OF COMPANY SHARES. "Fully Diluted Number of Company Shares" means the sum of (i) the aggregate number of shares of capital stock of the Company



                                       2.

outstanding immediately prior to the Effective Time, plus (ii) the aggregate number of shares of capital stock of the Company (if any) issuable upon the exercise of any option or other right to acquire capital stock of the Company, or the conversion of any convertible securities, outstanding immediately prior to the Effective Time. The Fully Diluted Number of Company Shares shall include all stock options held by David Norman as of the date of this Agreement.

         GAAP. "GAAP" shall mean generally accepted accounting principles in the United States of America.

         GOVERNMENT  AUTHORIZATION.  "Government  Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         GOVERNMENT  CONTRACT.   "Government  Contract"  shall  mean  any  prime
contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or could be reasonably expected to acquire any right or interest.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

         INDEMNITEES.  "Indemnitees"  shall  mean  the  following  Persons:  (a)
Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above.

         INVENTORY. "Inventory" shall mean the inventory of the Company, including raw materials, supplies, work in process and finished goods.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.




                                       3.

         MAJOR INVESTORS. "Major Investors" shall mean those individuals and entities identified on Exhibit B-2.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on a party if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in the officers' closing certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on a party's business, condition, assets, liabilities, operations, financial performance or prospects.

         PARENT AVERAGE STOCK PRICE. "Parent Average Stock Price" shall mean the average of the closing sales price of a share of Parent Common Stock as reported on the Nasdaq National Market for each of the twenty consecutive trading days ending on and including the trading day immediately preceding the Scheduled Closing Time.

         PAYABLES. "Payables" as of any date shall mean any of the accounts payable associated with the Company as of such date in accordance with GAAP consistently applied, other than to an affiliate of the Company.

         PERSON.  "Person"  shall mean any  individual,  Entity or  Governmental
Body.

         PREPAID EXPENSES. "Prepaid Expenses" as of any date shall mean payments made by Company with respect to its business, other than to an affiliate of the Company, which constitute prepaid expenses of the Company in accordance with GAAP consistently applied.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         RESTRICTED RESALE STOCK. "Restricted Resale Stock" shall mean shares of Parent Common Stock issued as consideration for the Merger that are subject to restrictions on resale in accordance with the following volume limitations: (i) upon the effectiveness of a registration statement registering such shares of Parent Common Stock, any Person holding Restricted Resale Stock may sell up to 4.5% of the shares of Parent Common Stock issuable to such Person pursuant to this Agreement; (ii) during period between three months and six months following the Closing Date any Person holding Restricted Resale Stock may sell up to an additional 15% (aggregating 19.5%) of the shares of Parent Common Stock issuable to such Person pursuant to this Agreement; (iii) during period between six months and nine months following the Closing Date, any Person holding Restricted Resale Stock may sell up to an additional 18% (aggregating



                                       4.

37.5%) of the shares of Parent Common Stock issuable to such Person pursuant to this Agreement; (iv) during period between nine months and twelve months following the Closing Date, any Person holding Restricted Resale Stock may sell up to an additional 18% (aggregating 55.5%) of the shares of Parent Common Stock issuable to such Person pursuant to this Agreement; (v) during period between twelve months and fifteen months following the Closing Date, any Person holding Restricted Resale Stock may sell up to an additional 20% (aggregating 75.5%) of the shares of Parent Common Stock issuable to such Person pursuant to this Agreement; and (vi) during period following the fifteenth month after the Closing Date, any Person holding Restricted Resale Stock may sell up to an additional 24.5% (aggregating 100%) of the shares of Parent Common Stock issuable to such Person pursuant to this Agreement; provided, however, in no event may any Person sell more than the total number of shares that they hold that are vested at the time of such sale; provided, further, no Person may sell any shares that are otherwise subject to other resale restrictions where such sale would be in violation of such other resale restrictions. Except for (i) the Parent Common Stock issued to William Blair & Company and (ii) the Parent Common Stock issued to the holders of warrants referred to in Section 5.4 hereof, all shares eligible for registration on the above-mentioned registration statement shall be deemed Restricted Resale Stock.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SUPERIOR OFFER. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase more than 50% of the outstanding shares of Company Common Stock on terms that the board of directors of the Company determines, in its reasonable judgment, based upon the written advice of its financial advisor, to be more favorable to the Company's shareholders than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely to be obtained by such third party on a timely basis.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.


                                       5.

                                  EXHIBIT B-1

                           FORM OF VOTING AGREEMENTS




















                                       1.

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT is entered into as of July 27, 1999, by and between MessageMedia, Inc., a Delaware corporation ("Parent"), and __________ ("Stockholder").

                                    RECITALS

         A. Parent, MM2 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Decisive Technology Corporation, a California corporation (the "Company"), are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Reorganization Agreement") which provides (subject to the conditions set forth therein) for the merger of Merger Sub into the Company (the "Merger").

         B. In order to induce Parent and Merger Sub to enter into the Reorganization Agreement, Stockholder is entering into this Voting Agreement.

                                    AGREEMENT

         The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION  1.  CERTAIN DEFINITIONS

         For purposes of this Voting Agreement:

         (a) "COMPANY CAPITAL STOCK" shall mean any of the following (i) the common stock, par value $0.001 per share, of the Company, (ii) the Series A preferred stock, par value $0.01 per share, of the Company, (iii) the Series B preferred stock, par value $0.01 per share, of the Company, and (iv) the Series C preferred stock, par value $0.01 per share, of the Company.

         (b) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Reorganization Agreement is validly terminated, or (ii) the date upon which the Merger becomes effective in accordance with the terms and conditions of the Reorganization Agreement.

         (c) Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

         (d) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

         (e) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Capital Stock and all options, warrants and other rights to acquire shares of Company Capital Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Capital Stock and all additional options, warrants and other rights to acquire shares of Company Capital Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

         (f) A Person shall be deemed to have a effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2.  TRANSFER OF SUBJECT SECURITIES

         2.1 TRANSFEREE OF SUBJECT SECURITIES TO BE BOUND BY THIS AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless each Person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request); and (b) agreed to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Voting Agreement.

         2.2 TRANSFER OF VOTING RIGHTS. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3.  VOTING OF SHARES

         3.1 VOTING AGREEMENT. Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

               (a) at any meeting of stockholders of the Company, however called, Stockholder shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Capital Stock that are Owned by Stockholder as of the record date fixed for such meeting to be voted in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement (including, without limitation, the Charter Amendment); and

               (b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Reorganization Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Reorganization Agreement (including, without limitation, the Charter Amendment), Stockholder shall (unless otherwise directed in writing by Parent) cause to be executed, with respect to all outstanding shares of Company Capital Stock that are Owned by Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

         3.2 PROXY; FURTHER ASSURANCES.

              (a) Contemporaneously with the execution of this Voting Agreement:
(i) Stockholder shall deliver to Parent a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Capital Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

              (b) Stockholder shall, at his own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Voting Agreement.

SECTION 4.  WAIVER OF APPRAISAL RIGHTS

         Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder may have by virtue of the ownership of any outstanding shares of Company Capital Stock Owned by Stockholder.

SECTION 5.  NO SOLICITATION

         Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and Stockholder shall ensure that such Stockholder's Representatives (as defined in the Reorganization Agreement) do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in the Reorganization Agreement) or take any action that could reasonably be expected to lead to an Acquisition Proposal;
(ii) furnish any information regarding the Company or any direct or indirect subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal or potential Acquisition Proposal; or (iii) engage in discussions with any Person with respect to any Acquisition Proposal.
Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that his Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

SECTION 6.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

         Stockholder hereby represents and warrants to Parent as follows:

         6.1 AUTHORIZATION, ETC. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform his obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         6.2 NO CONFLICTS OR CONSENTS.

              (a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder is a party or by which Stockholder or any of his affiliates or properties is or may be bound or affected.

              (b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent or approval of any Person.

         6.3 TITLE TO SECURITIES. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Capital Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Capital Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

         6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7.  MISCELLANEOUS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements made by Stockholder in this Voting Agreement shall survive any termination of the Reorganization Agreement.

         7.2 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Parent and Parent's affiliates from and against, and shall compensate and reimburse Parent and Parent's affiliates for, any loss, damage, claim, liability, fee (including attorneys' fees), demand, cost or expense (regardless of whether or not such loss, damage, claim, liability, fee, demand, cost or expense relates to a third-party claim) that is directly or indirectly suffered or incurred by Parent or any of Parent's affiliates, or to which Parent or any of Parent's affiliates otherwise becomes subject, and that arises directly or indirectly from, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Voting Agreement, or
(b) any failure on the part of Stockholder to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Voting Agreement or in the Proxy.

         7.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

         7.4 NOTICES. Any notice or other communication required or permitted to be delivered to either party under this Voting Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):

         if to Stockholder:

               at the address set forth below Stockholder's signature on the signature page hereof if to Parent:

               MessageMedia,  Inc.
               6060 Spine Road
               Boulder, Colorado 80301
               (303) 440-0303 (fax)
               Attention: Chief Executive Officer

         7.5 SEVERABILITY. If any provision of this Voting Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Voting Agreement. Each provision of this Voting Agreement is separable from every other provision of this Voting Agreement, and each part of each provision of this Voting Agreement is separable from every other part of such provision.

         7.6 ENTIRE AGREEMENT. This Voting Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party unless made in writing and signed by both parties.

         7.7 ASSIGNMENT; BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and his heirs, estate, executors, personal representatives, successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

         7.8 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy was not performed in accordance with its specific terms or was otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.8, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

         7.9 NON-EXCLUSIVITY. The rights and remedies of Parent under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Voting Agreement, and the obligations and liabilities of Stockholder under this Voting

Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations.

         7.10 GOVERNING LAW; VENUE.

              (a) This Voting Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

              (b) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS VOTING AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS VOTING AGREEMENT OR THE PROXY.

         7.11 COUNTERPARTS. This Voting Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         7.12 CAPTIONS. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

         7.13 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         7.14 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Voting Agreement, or any power, right, privilege or remedy of Parent under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         7.15 CONSTRUCTION.

              (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

              (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

              (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

[Remainder of  page intentionally left blank]

         IN WITNESS WHEREOF, Parent and Stockholder have caused this Voting Agreement to be executed as of the date first written above.


                                        MessageMedia, Inc.


                                        Print Name:
                                                   -----------------------------

                                        Title:
                                              ----------------------------------

                                        Signature:
                                                  ------------------------------


                                        Shareholder

                                        Signature:
                                                  ------------------------------

                                        Print Signatory Name:
                                                             -------------------

                                        Shareholder Name:
                                                         -----------------------

                                             Address:
                                                     ---------------------------

                                             Facsimile:
                                                       -------------------------


Shares Held of Record   Options and Other Rights   Additional Securities Beneficially
---------------------   ------------------------   ----------------------------------
                                                   Owned
                                                   -----







                                    EXHIBIT A

                            FORM OF IRREVOCABLE PROXY


         The undersigned stockholder of DECISIVE TECHNOLOGY CORPORATION a California corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Larry Jones, Mary Beth Loesch and MESSAGEMEDIA, INC., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the undersigned (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, MM2 Acquisition Corp. and the Company (the "Reorganization Agreement").

         The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Reorganization Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, or in connection with any solicitation of written consents from stockholders of the Company, in favor of the approval and adoption of the Reorganization Agreement and the approval of the Merger, and in favor of each of the other actions contemplated by the Reorganization Agreement (including, without limitation, the Charter Amendment).

         The undersigned may vote the Shares on all other matters.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

         If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity
or   enforceability   of  such   provision  or  part  thereof
under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

         This proxy shall terminate upon the earlier of the valid termination of the Reorganization Agreement or the effective time of the Merger.

Dated:  July 27, 1999.

                                       -----------------------------------------
                                       Name

                                       -----------------------------------------
                                       Print Name of Signatory

                                       -----------------------------------------
                                       Print Name of Shareholder

                                       Number of shares of common stock of the Company owned of record as of the date of this proxy:


                                       -----------------------------------------

                                  EXHIBIT B-2

                      PERSONS TO EXECUTE VOTING AGREEMENTS


Helix Investments
SOFTBANK Ventures
Hanna Capital Management
John Chisholm
Convergence Partners
Partech International
Frank Sammann



                                       1.

                                    EXHIBIT C

                            FORM OF CHARTER AMENDMENT













                                       2.

                              AMENDED AND RESTATED

                          ARTICLES OF INCORPORATION OF

                         DECISIVE TECHNOLOGY CORPORATION


         The undersigned, Fran Sammann and Patrick McNenny, hereby certify that:

         ONE: They are the duly elected and acting President and Secretary, respectively, of this corporation.

         TWO: The Articles of Incorporation of this corporation shall be amended and restated to read in full as follows:

                                   "ARTICLE I

         The name of this corporation is Decisive Technology Corporation.

                                   ARTICLE II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

         (A) Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is sixty-three million (63,000,000) shares. Thirty-eight million (38,000,000) shares shall be Common Stock, par value $0.01 per share, and twenty-five million (25,000,000) shares shall be Preferred Stock, par value $0.01 per share.

         (B) Rights, Preferences, Privileges and Restrictions of Preferred Stock. The Preferred Stock authorized by these Restated Articles of Incorporation may be issued from time to time in series. The first series of Preferred Stock shall be designated Series A Preferred Stock and shall consist of 1,000,000 shares. The second series of Preferred Stock shall be designated Series B Preferred Stock and shall consist of 3,000,000 shares. The third series of Preferred Stock shall be designated Series C Preferred Stock and shall consist of 21,000,000 shares. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are as set forth below in this Article III(B).

         Except as to the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, and except as otherwise provided in the Restated Articles of Incorporation, the Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors, except as otherwise provided in these Articles of Incorporation, is also authorized to decrease the number of shares of any series, excluding the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

              1. Dividend Provisions. The holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are entitled to receive, out of funds legally available therefor, dividends at the annual rate of $.02 per share for the Series A Preferred Stock per annum, $.18 for the Series B Preferred Stock and $.055 for the Series C Preferred Stock (as adjusted to reflect stock splits, stock dividends and recapitalizations with respect to such shares) or, if greater (as determined on an as-converted basis), an amount equal (as determined on such basis) to that paid on any other outstanding shares of this corporation, when, as and if declared by the Board of Directors. Dividends or distributions (other than distributions payable solely in shares of Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) may be declared and paid upon shares of Common Stock in any fiscal year of the corporation only if dividends shall have been paid on or declared and set apart on all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock at such annual rate. Dividends shall not be cumulative and no right shall accrue to holders of shares of Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

              2. Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, (i) the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $0.25 for each outstanding share of Series A Preferred Stock (as adjusted to reflect stock dividends, stock splits and recapitalizations with respect to such shares) (the "Original Issue Price for Series A Preferred Stock") and an amount equal to declared but unpaid dividends thereon, (ii) the holders of Series B Preferred Stock shall be entitled to receive, prior, and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $2.30 for each outstanding share of Series B Preferred Stock (as adjusted to reflect stock dividends, stock splits and recapitalizations with respect to such shares) (the "Original Issue Price for Series B Preferred Stock") and an amount equal to declared but unpaid dividends thereon, and (iii) the holders of Series C Preferred Stock shall be entitled to receive, prior, and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of $0.7032 for each outstanding share of Series C Preferred Stock (as adjusted to reflect stock dividends, stock splits and recapitalizations with respect to such shares) (the "Original Issue Price for Series C Preferred Stock") and an amount equal to declared but unpaid dividends thereon. If, upon the occurrence of such an event, the assets and property thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the assets and property of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the aggregate preferential amounts owed such holders of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock upon a liquidation, dissolution or winding up the corporation.

                  (b) After the  distribution  described in subsection (a) above has been paid, the remaining assets of the corporation available for distribution to shareholders shall be distributed ratably among the holders of Common Stock based on the number of shares of Common Stock held by each.

                  (c) For purposes of this Section 2, (i) any acquisition of this corporation by means of merger or other form of corporate reorganization in which the shareholders of this corporation immediately preceding such merger or reorganization do not own, directly or indirectly, a majority of the outstanding shares of the surviving corporation following the closing of such merger or consolidation or (ii) a sale of all or substantially all of the assets of this corporation, shall be treated as a liquidation, dissolution or winding up of this corporation and shall entitle the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Common Stock to receive at the closing cash, securities or other property as specified in Sections 2(a) and 2(b).

                  (d) Any securities to be delivered to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Common Stock pursuant to Section 2(c) above shall be valued as follows:

                       (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                           (A) If traded on a securities  exchange or the NASDAQ
National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                           (B) If actively  traded  over-the-counter,  the value
shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                           (C) If there is no active  public  market,  the value
shall be the fair market value thereof, as determined in good faith by the Board of Directors of this corporation.

                       (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of this corporation.

                  (e) In the event the requirements of subsection 2(c) are not complied with, the corporation shall forthwith either:

                       (i) cause such closing to be postponed until such time as the requirements of this Section 2(c) have been complied with, or

                       (ii) cancel such transaction, in which event the rights, preferences, privileges and restrictions of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall revert to and be the same as such rights, preferences, privileges and restrictions existing immediately prior to the date of the first notice referred to in Section 2(f) hereof.

                  (f) The corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock written notice of a transaction described in Section 2(c) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of Section 2(c), and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten (10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Series A Preferred Stock and 75% of the Series B Preferred Stock and Series C Preferred Stock (consenting together as a class on an as-converted-to-Common Stock basis) then outstanding.

                  (g) Notwithstanding anything in Section 2(c), (d), (e) or (f) to the contrary, in the event of the closing of a transaction on or before September 30, 1999 with MessageMedia, Inc. pursuant to which the outstanding securities of the Company shall be exchanged for securities of MessageMedia, Inc. and the corporation shall become a subsidiary of MessageMedia, Inc. (the "MM Merger"), any securities received by the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Common Stock shall be valued as set forth in the Agreement and Plan of Merger and Reorganization entered into by the corporation and Message Media, Inc. in connection with the MM Merger (the "MM Merger

Agreement"), and the provisions in Section 2(c), (d), (e) and (f) shall not apply in connection with the MM Merger.

              3. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such series, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series by the Conversion Price at the time in effect for such share. The initial Conversion Price for each series of Preferred Stock shall be the Original Issue Price for such series. Any declared but unpaid dividends payable upon the Series A Preferred Stock, Series B Preferred Stock and/or Series C Preferred Stock shall be paid to the holders thereof within 10 days following conversion of such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

                  (b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such series of Preferred Stock, immediately upon the earlier of (i) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, which results in aggregate gross cash proceeds to this corporation in excess of $15,000,000 and the public offering price of which is not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) or (ii) immediately prior to the closing of the MM Merger.

                  (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, stating therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion will be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, unless otherwise designated in writing by the holders of such Series A

Preferred Stock, Series B Preferred Stock or Series C Preferred Stock in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                  (d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series B Preferred Stock and Series C Preferred Stock shall be subject to adjustment from time to time as follows:

                       (i) (A) If the  corporation,  at any time or from time to
time after February 27, 1998 (the "Purchase Date"), shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series B Preferred Stock or Series C Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series B Preferred Stock or Series C Preferred Stock, as applicable, in effect immediately prior to each such issuance shall forthwith be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the corporation for the total number of shares of Additional Stock so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such shares of Additional Stock so issued; provided that for the purposes of this subsection, all shares of Common Stock issuable upon conversion of outstanding Preferred Stock shall be deemed to be outstanding, and immediately after any Additional Stock is deemed issued, such Additional Stock shall be deemed to be outstanding.

                       (B) No adjustment of the Conversion Price for the Series B Preferred Stock or Series C Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(d) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                       (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                       (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                       (E) In the case of the issuance, whether before, on or after the Purchase Date, of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                           (1) The aggregate  maximum number of shares of Common
Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and 3(d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                           (2) The aggregate  maximum number of shares of Common
Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and 3(d)(i)(D)).

                           (3) In the  event  of any  change  in the  number  of
shares of Common Stock deliverable or any increase in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series B Preferred Stock and/or Series C Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                           (4)  Upon  the  expiration  of any  such  options  or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series B Preferred Stock and/or Series C Preferred Stock obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities shall continue to be deemed to be issued.

                           (5) All Common Stock deemed  issued  pursuant to this
subsection 3(d)(i)(E) shall be considered issued only at the time of its deemed issuance and any actual issuance of such stock shall not be an actual issuance or a deemed issuance of the corporation's Common Stock under the provisions of this Section 3.

                       (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E)) by this corporation on or after the Purchase Date other than shares of capital stock issued or issuable (or deemed to have been issued pursuant to subsection
(d)(i)(E)):

                           (A) pursuant to a transaction described in subsection
3(e) hereof,

                           (B) to officers, directors, employees and consultants
of this corporation pursuant to a stock option plan or agreement or restricted stock plan or agreement, and in all cases approved by the directors of this corporation,

                           (C) in  connection  with  capital  equipment  leases,
technology acquisitions and other comparable transactions, and in all cases approved by the Board of Directors,

                           (D) to lessors or  institutional  or other lenders or
otherwise in connection with bank or institutional loans,

                           (E) upon conversion of the Series A Preferred  Stock,
Series B Preferred Stock and/or Series C Preferred Stock,

                           (F)  in a bona  fide,  firm  commitment  underwriting
registered under the Securities Act of 1933, as amended, which results in aggregate gross proceeds to the corporation in excess of $15,000,000 and a public offering price which is not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits, or recapitalizations), or

                           (G) pursuant to that certain Series C Preferred Stock
Purchase Agreement, dated on or about February 27, 1998, as may be amended (the "Series C Purchase Agreement").

                  (e) Stock Dividends, Combinations or Subdivisions. In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                  If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                  (f) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case for the purpose of this Section 3(f), the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, respectively, are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                  (g) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision or combination of shares provided for in this Section 3 or merger or sale of assets transaction provided for in Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall thereafter be entitled to receive upon conversion of such series the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of such series) shall be applicable after that event as nearly equivalent as may be practicable.

                  (h) No Impairment. This corporation will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock against impairment.

                  (i) No Fractional Shares and Certificate as to Adjustments.

                       (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, that the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                       (ii) Upon the occurrence of each adjustment or readjustment of any Conversion Price of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable.

                  (j) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as applicable, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                  (k) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                  (l) Notices.  Any notice  required by the  provisions  of this
Section 3 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

              4. Voting Rights. Each holder of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall have the right to one vote for each share of Common Stock into which such shares of such series of Preferred Stock could then be converted (with any factional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any shareholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

              5. Class Votes.

                  (a) So long as any shares of Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Preferred Stock outstanding, voting together as a single class: (i) alter or change in any adverse manner any of the powers, preferences, privileges or rights of the Preferred Stock, (ii) increase or decrease the authorized number of shares of Preferred Stock; (iii) increase the authorized number of shares of Common Stock; (iv) create any new class or series of stock having a preference over or on a parity with the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred

Stock upon liquidation or in respect of voting, dividend, conversion or redemption rights; or (v) cause the merger or consolidation of the corporation with or into any other corporation or corporations, or the sale, transfer or lease (other than a pledge or grant of a security interest to a bona fide lender) of all or substantially all of the assets of the corporation, in which the shareholders of the corporation immediately preceding such merger, consolidation, transfer or lease directly or indirectly own less than 50% of the voting stock of the surviving entity.

                  (b) So long as any shares of Series B Preferred Stock or Series C Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least eighty percent (80%) of the total number of shares of Series B Preferred Stock and Series C Preferred Stock outstanding, voting together as a class on an as-converted-to-Common Stock basis: (i) increase or decrease the authorized number of members of the Board of Directors of the corporation or otherwise amend Section 6 below, or (ii) increase or decrease the authorized number of shares of Series B Preferred Stock or Series C Preferred Stock.

                  (c) So long as any shares of Series C Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least a majority of the total number of shares of Series C Preferred Stock outstanding, voting as a class on an as-converted-to-Common Stock basis, increase the authorized number of members of the Board of Directors of the corporation to a number greater than six.

                  (d) So long as any shares of Series B Preferred Stock or Series C Preferred Stock are outstanding, the corporation shall not, without first obtaining the approval by vote or written consent, in the manner provided by law, of the holders of at least seventy-five percent (75%) of the total number of shares of Series B Preferred Stock and Series C Preferred Stock outstanding, voting together as a class on an as-converted-to-Common Stock basis, issue any shares of Series B Preferred Stock or Series C Preferred Stock, except for the shares of Series B Preferred Stock and Series C Preferred Stock issued as of the Purchase Date, shares of Series C Preferred Stock issuable pursuant to the Series C Purchase Agreement and shares of Series C Preferred Stock issuable upon exercise of warrants outstanding as of the Purchase Date.

              6. Board of Directors.

                  (a) The Board of Directors of the corporation shall consist of six members. Four members shall be elected by (and may only be removed by) the holders of the Series B Preferred Stock and Series C Preferred Stock, voting together as a class on an as-converted-to-Common Stock basis. One member shall be elected by (and may only be removed by) the holders of Common Stock voting as a separate class. One member shall be elected by (and may only be removed by) the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a class on an as-converted-to-Common Stock basis.

                  (b) If the office of any director becomes vacant, such director's replacement shall be elected by the class (or classes, as applicable) of shares of which such director is the representative.

                  (c) Subsection 6(a) shall terminate and be of no further force or effect immediately upon the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting registered under the Securities Act of 1933, as amended, which results in aggregate gross proceeds to the corporation in excess of $15,000,000 and the public offering price of which is not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations).

              7. Status of Converted Stock. In the event any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation, and the Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

              8. Repurchase of Shares. In connection with repurchases by this corporation of its Common Stock pursuant to its agreements with certain of the holders thereof providing for such repurchases in the event of the termination of the status of such holder as an employee, director or consultant to the corporation, each holder of Preferred Stock shall be deemed to have consented, for purposes of Sections 502, 503 and 506 of the California General Corporation Law, to distributions made by the corporation with respect to such repurchases.

         (C) Common Stock.

              1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

              2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

              3. Redemption. The Common Stock is not redeemable.

              4. Voting Rights. Each holder of shares of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                   ARTICLE IV

         (A) Limitation of Directors, Liability. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         (B) Indemnification of Corporate Agents. The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) to the fullest extent permissible under California law.

         (C) Repeal or Modification. Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of an agent of this corporation existing at the time of such amendment, repeal or modification."

                                                   *     *    *

         THREE: The foregoing amendment and restatement of the Articles of Incorporation of the corporation has been approved by the Board of Directors of this corporation.

         FOUR: The foregoing amendment and restatement of the Articles of Incorporation of the corporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 902 and 903 of the California General Corporation Law. The total number of outstanding shares entitled to vote with respect to the foregoing amendment was 1,839,174 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock, 2,002,750 shares of Series B Preferred Stock, and 19,462,810 shares of Series C Preferred Stock. The number of shares voting in favor of the foregoing amendment equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock and Preferred Stock, voting together on an as-converted-to-Common Stock basis, a majority of the outstanding shares of Preferred Stock, voting as a class on an as-converted-to-Common Stock basis and a majority of the outstanding shares of Common Stock, voting as a class.

         The undersigned certify under penalty of perjury that they have read the foregoing Amended and Restated Articles of Incorporation and know the contents thereof, and that the statements therein are true.

         Executed at Menlo Park, California, August ___, 1999.





                                             -----------------------------------
                                             Frank Sammann, President


                                             -----------------------------------
                                             Patrick McNenny, Secretary

                                    EXHIBIT D

                 FORM OF SECURITYHOLDER REPRESENTATION STATEMENT
















                                       3.

                     SECURITYHOLDER REPRESENTATION STATEMENT

         THIS SECURITYHOLDER REPRESENTATION STATEMENT (the "Representation Statement") is being executed and delivered as of July ___, 1999, by the undersigned Shareholder of Decisive Technology Corporation, a California corporation (the "Company"), to and in favor of, and for the benefit of, MessageMedia, Inc., a Delaware corporation ("MessageMedia").

                                    RECITALS

         A. The undersigned shareholder of the Company (the "Shareholder") represents to MessageMedia that he or she owns, or has the right to acquire, the number of shares of the common stock, $0.01 par value per share, and or Preferred Stock, $0.01 par value per share, of the Company set forth below the Shareholder's signature at the end of this Representation Statement. Said shares are referred to in this Representation Statement as the "Shares."

         B. Pursuant to an Agreement and Plan of Reorganization, dated as of July _____, 1999 (the "Reorganization Agreement"), among MessageMedia, MM2 Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of MessageMedia ("Merger Sub"), the Company, and the Securityholders' Agent, it is contemplated that Merger Sub will merge into the Company (the merger of Merger Sub into the Company being referred to in this Representation Statement as the "Merger"). Upon the consummation of the Merger, the Company's shareholders are to receive shares of common stock of MessageMedia ("MessageMedia Stock") in exchange for their shares of common stock and preferred stock of the Company, and the Company is to become a wholly owned subsidiary of MessageMedia. Accordingly, it is contemplated that the Shareholder will receive shares of MessageMedia Stock in the Merger.

         C. Capitalized terms used in this Representation Statement have the meaning ascribed to them in the Reorganization Agreement and the Plan unless otherwise stated herein.

                                  CERTIFICATION

         1.   ACCREDITED   INVESTOR   STATUS  AND   APPOINTMENT  OF  SHAREHOLDER
REPRESENTATIVE. The undersigned Shareholder as indicated below hereby certifies that he or she:

         (Check appropriate box)

         [_] is an "Accredited Investor" as such term is defined under Rule 501 of the Securities Act of 1933, as amended (the "Securities Act"), or

         [_] appoints [______________] to serve as his or her "Purchaser Representative" (within the meaning ascribed under Rule 501 of the Securities Act) in connection with the negotiation of the Reorganization Agreement and the transactions and agreements contemplated thereby.



                                       1.

              (a) The Shareholder is the holder and beneficial owner of the Shares and has good and valid title to the Shares free and clear of any Encumbrances. The Shares are the only shares of the capital stock of the Company held by the Shareholder. The Shareholder has the ability to vote (to the extent such Shares may be voted in accordance with the Company's charter documents) all of the Shares at any meeting of the shareholders of the Company, or by written consent in lieu of any such meeting. Other than the Voting Agreement, if applicable, the Shareholder has not appointed or granted any proxy or entered into any agreement, contract, commitment or understanding with respect to the voting of any of the Shares.

              (b) The Shareholder has the absolute and unrestricted right, power, authority and capacity to enter into, execute, deliver and perform all of his or her obligations under the Registration Rights Agreement and the Escrow Agreement.

              (c) The Registration Rights Agreement and the Escrow Agreement to which the Shareholder is or is to become a party (i) has been (or will when executed by the Securityholders' Agent be) duly and validly executed by the Securityholder's Agent, and (ii) constitutes (or will when executed by the Securityholders' Agent constitute) a valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors, and to rules of law governing specific performance, injunctive relief and other equitable remedies.

              (d) Neither the execution, delivery or performance of the Registration Rights Agreement or the Escrow Agreement to which the Shareholder is or is to become a party, nor the consummation of the Merger or any of the other transactions contemplated by the Reorganization Agreement, will directly or indirectly: (i) result in any violation or breach of any agreement or other instrument to which the Shareholder is a party or by which the Shareholder is bound; or (ii) result in a violation of any law, rule, regulation, order, judgment or decree to which the Shareholder or any of the Shares is subject. No authorization, consent or approval of, or notice to, any Person is required to be obtained or given by the Shareholder in connection with the execution, delivery or performance of the Registration Rights Agreement or the Escrow Agreement.

              (e) There is no proceeding by or before any Governmental Body pending or, to the knowledge of the Shareholder, threatened against the Shareholder that challenges or would challenge the execution and delivery of the Registration Rights Agreement and the Escrow Agreement or the taking of any of the actions required to be taken by the Shareholder under the Registration Rights Agreement and the Escrow Agreement.

         3. SECURITIES ISSUANCE REPRESENTATIONS AND WARRANTIES. The Shareholder represents, warrants and certifies to MessageMedia as follows:

              (a) The Shareholder is aware (i) that the MessageMedia Stock to be issued to the Shareholder in the Merger will not be registered and will not be issued pursuant to a registration statement under the Securities Act of 1933, as amended (the "Act"), but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and/or in Regulation D under the Securities Act, and (ii) that neither the Merger nor the




                                       2.

issuance of such MessageMedia Stock has been approved or reviewed by the SEC or by any other Governmental Body.

              (b) The Shareholder is aware that, because the MessageMedia Stock to be issued in the Merger will not be registered under the Securities Act, such MessageMedia Stock cannot be resold unless such MessageMedia Stock is registered under the Securities Act or unless an exemption from registration is available. The Shareholder is also aware that: (i) except pursuant to the Registration Rights Agreement, MessageMedia is under no obligation to file a registration statement with respect to the MessageMedia Stock to be issued to the Shareholder in the Merger; and (ii) the provisions of Rule 144 under the Securities Act will permit resale of the MessageMedia Stock to be issued to the Shareholder in the Merger only under limited circumstances, and such MessageMedia Stock must be held by the Shareholder for at least one year before it can be sold pursuant to Rule 144, assuming MessageMedia continues to satisfy the other requirements of Rule 144.

              (c) The MessageMedia Stock to be issued to the Shareholder in the Merger will be acquired by the Shareholder for investment and for his or her own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof.

              (d) The Shareholder understands that stop transfer instructions will be given to MessageMedia's transfer agent with respect to the MessageMedia Stock to be issued to the Shareholder in the Merger and that there will be placed on the certificate or certificates representing such MessageMedia Stock legends identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE."

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH CERTAIN VOLUME LIMITATIONS PURSUANT TO THE TERMS OF A CERTAIN AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED JULY __, 1999, A COPY OF WHICH WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST.

              (e) The Shareholder has received and examined MessageMedia's Annual Report on Form 10-K for the year ended December 31, 1998; the Company's Information Statement; and MessageMedia's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.



                                       3.

         4.  SHAREHOLDER   REPRESENTATIONS   AND  WARRANTIES.   The  Shareholder
represents, warrants and certifies to MessageMedia as follows:

              (a) The Shareholder, who checked the second box in Section 1 of this agreement thereby indicating that he or she is not an "Accredited Investor", acknowledges that the Portola Group, Inc. has served as the Purchaser Representative of such Shareholder in connection with the negotiation of the Reorganization Agreement and this Representation Statement.

              (b) Either alone or with the assistance of such Shareholder's Purchaser Representative and professional advisors, that such Shareholder has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of the Company and MessageMedia concerning the terms and conditions of the Merger and the contemplated issuance of MessageMedia Stock in the Merger, and the business, properties, prospects and financial condition of the Company and MessageMedia; and (ii) to obtain any additional information (to the extent the Company or MessageMedia possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) that is necessary to verify the accuracy of the information set forth in the documents, provided or made available to the Shareholder.

              (c) Either alone or with the assistance of such Shareholder's Purchaser Representative and professional advisors, such Shareholder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting investment decisions like that involved in the Shareholder's contemplated investment in the MessageMedia Stock to be issued in the Merger. The Shareholder understands, has fully considered, and believes that he has been fully apprised of all facts and circumstances necessary to permit him to make an informed decision regarding, the risks of acquiring and owning MessageMedia Stock.

         5. RELIANCE. The Shareholder acknowledges that MessageMedia will rely on his or her representations, warranties and certifications set forth in Sections 1, 2, 3 and 4 above for purposes of determining his or her suitability as an investor in MessageMedia Stock and for purposes of confirming the availability of an exemption from the registration requirements of the Securities Act.

         6. PROHIBITIONS AGAINST TRANSFER. The Shareholder shall not effect any sale, transfer or other disposition of any of the MessageMedia Stock that he or she is to receive in the Merger unless:

              (a) such sale, transfer or other disposition has been registered under the Securities Act;

              (b) such sale, transfer or other disposition is made in conformity with the requirements of Rule 144 under the Securities Act, as evidenced by a broker's letter and a representation letter executed by the Shareholder (satisfactory in form and content to MessageMedia) stating that such requirements have been met;



                                       4.

              (c) counsel reasonably satisfactory to MessageMedia shall have advised MessageMedia in a written opinion letter (satisfactory in form and content to MessageMedia), upon which MessageMedia may rely, that such sale, transfer or other disposition will be exempt from registration under the Securities Act; or

              (d) an authorized representative of the SEC shall have rendered written advice to the Shareholder to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to MessageMedia.

                  [Remainder of page intentionally left blank]





                                       5.

The Shareholder has executed and delivered this Representation Statement as of the date first written above.



                                  ----------------------------------------------
                                  (Signature)


                                  Name:
                                       -----------------------------------------

                                  Number of Common shares:
                                                          ----------------------

                                  Number of Preferred shares:
                                                             -------------------

                                  State of Residence:
                                                     ---------------------------





                                       6.

                                    EXHIBIT E

                                CERTAIN EMPLOYEES



Kelley Wood
Peter Murton
Lori Iventosch James
Eleanor Duff
Alex Garbagnati
Ryan Day




                                       4.

                                    EXHIBIT F

                     FORM OF REGISTRATION RIGHTS AGREEMENT






                                       5.

                          REGISTRATION RIGHTS AGREEMENT



         THIS AGREEMENT OF REGISTRATION RIGHTS ("Agreement") is made as of August 16, 1999 between MESSAGEMEDIA, INC., a Delaware corporation ("Parent"), William Blair & Company LLC, and Eric DiBenedetto, as the Securityholders' Agent (as defined below) for the benefit of Holders (as defined below) of capital stock of Decisive Technology Corporation, a California corporation (the "Company"), acquiring shares of Parent Common Stock pursuant to that Agreement and Plan of Merger and Reorganization, dated as of July 27 1999 (the "Reorganization Agreement"), among Parent, the Company and MM2 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub") and in consideration of such Holders approving the Reorganization Agreement and the transactions contemplated thereby.


         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Reorganization Agreement, the parties mutually agree as follows:


                                   SECTION 1

                                  REGISTRATION

         1.1 "HOLDER" means: (i) a holder of shares of capital stock of the Company to whom shares of Common Stock of Parent are issued pursuant to the
Reorganization Agreement, (ii) the Escrow Agent (as defined in the Reorganization Agreement), (iii) William Blair & Company LLC with respect to the shares of Common Stock of Parent issued pursuant to Section 1.12 of the Reorganization Agreement or (iv) a transferee to whom registration rights granted under this Agreement are assigned pursuant to Section 6.3 of this Agreement.

         1.2 "MAJOR INVESTORS" shall mean those individuals and entities identified on Exhibit B-2 of the Reorganization Agreement.

         1.3 "REGISTRABLE SECURITIES" means for each Holder the number of shares of Parent Common Stock issued to such Holder pursuant to the Reorganization Agreement, and any shares of Parent Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization (including shares of Parent Common Stock issued to the Escrow Agent pursuant to Sections 1.8 of the Reorganization Agreement), in each case rounded to the nearest integral amount, and for all Holders the sum of the Registrable Securities held by them; provided, however, that Registrable Securities shall cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities shall have become effective under the Securities Act of 1933, as amended (the "1933 Act"), and such Registrable Securities shall have been disposed of in accordance with such



                                       1.

registration statement and in accordance with the 1933 Act, or (ii) with respect to a Holder, at such time as all of the Registrable Securities held by such Holder can be sold by such Holder in a three-month period in accordance with Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any successor rule or regulation ("Rule 144").

         1.4 REGISTRATION. Parent shall use its commercially reasonable best efforts to prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "Registration Statement") covering the resale of the Registrable Securities as soon as reasonably practicable but in any event within thirty (30) days following the Effective Time; provided, however, that each Holder shall provide all such information and materials and take all such action as may be reasonably required in order to permit Parent to comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and of the SEC, and to obtain any desired acceleration of the effective date of such registration statement, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this Agreement. Parent shall not be required to effect more than one (1) registration pursuant to this Section 1.4. The offerings made pursuant to such registration shall not be underwritten. Parent shall use its commercially reasonable best efforts to have such Registration Statement declared effective as soon as practicable following the Effective Time. The Holders shall furnish such information as Parent may reasonably request in connection with the preparation of the Registration Statement. Upon registration of the Registrable Securities with the SEC in accordance with this Agreement, the Registrable Securities may be sold in accordance with the Registration Statement under the 1933 Act. Parent shall use its reasonable efforts to cause such Registration Statement to remain effective until the earlier of (i) the date on which all Registrable Securities covered by the Registration Statement have been sold to the public pursuant to the Registration Statement, (ii) such time as which all Registrable Securities covered by the Registration Statement may be sold pursuant to Rule 144 within a three-month period, or (iii) two (2) years after the Closing Date.

         1.5 OTHER SHARES. Parent may include in any registration statement under this Section 1 any other shares of Parent Common Stock (including issued and outstanding shares of Parent Common Stock as to which the holders thereof have contracted with Parent for "piggyback" registration rights).

         1.6 SECURITYHOLDERS' AGENT. Securityholders' Agent shall be that certain person appointed by the shareholders of the Company pursuant to Section
10.1 of the Reorganization Agreement.


                                   SECTION 2

                              PARENT'S OBLIGATIONS

         In connection with the Registration Statement referred to in Section 1.4, Parent shall:

         2.1 REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement with respect to the Registrable Securities and thereafter use its commercially reasonable best efforts to cause such Registration Statement to become and remain effective for the period set forth in Section 1.4.



                                       2.

         2.2 AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period set forth in Section 1.4 and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the shares of Parent Common Stock covered by such Registration Statement.

         2.3 COPIES OF OFFERING DOCUMENTS. Promptly furnish to the Holders such numbers of copies of such registration statements, prospectuses, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, such documents incorporated by reference in such Registration Statement and such other documents as the Holders reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities, but only while Parent shall be required under the provisions hereof to cause the registration statement to remain effective.

         2.4 MISLEADING PROSPECTUS. Promptly notify each Holder, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the 1933 Act, upon Parent becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as soon as practicable thereafter use its commercially reasonable best efforts to prepare and file with the SEC and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

         2.5 RULE 144. Use its commercially reasonable best efforts to file in a timely manner any reports required to be filed by it under the 1933 Act and the 1934 Act, and take such further action as the Holders may reasonably request, all from time to time to enable each such Holder to sell the Registrable Securities owned by it without registration under the 1933 Act pursuant to the exemption provided by Rule 144.

         2.6 PIGGYBACK REGISTRATIONS.

              (a) NOTICE AND PARTICIPATION. For a period of twelve months following the date of this Agreement, Parent shall notify all Holders who are also Major Investors in writing at least ten (10) days prior to the filing of any registration statement under the 1933 Act for purposes of an underwritten public offering of securities of Parent (including, but not limited to, registration statements relating to secondary offerings of securities of Parent, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the 1933 Act) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within ten (10) days after the above-described notice from Parent, so notify Parent in writing. Such notice shall state the



                                       3.

intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by Parent, such Holder shall nevertheless continue to have the right to include any Registrable Securities in the next registration statement as may be filed by Parent with respect to underwritten offerings of its securities, all upon the terms and conditions set forth herein; provided such registration statement is filed within twelve months of the date of this Agreement, and further provided that such rights shall not attach to more than two underwritten registrations of Parent.

              (b) UNDERWRITING. The right of any such Holder to be included in a registration pursuant to this Section 2.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Parent; second, to all holders of Parent Common Stock (including the Major Investors) that have similar piggyback registration rights on a pro rata basis based on the total number of Registrable Securities held by such holders; and third, to any shareholder of Parent (other than a holder with registration rights). No such reduction shall
(i) reduce the securities being offered by Parent for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Parent and the underwriter, delivered at least twenty (20) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "HOLDER", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

              (c) RIGHT TO TERMINATE REGISTRATION. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Parent in accordance with Section 5 hereof.

         2.7 BLUE SKY FILINGS. Parent shall use its reasonable efforts to register and qualify the securities covered by the Registration Statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.



                                       4.

         2.8 EARNING STATEMENT. To make generally available to its securityholders an earning statement satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158.


                                   SECTION 3

                            THE HOLDER'S OBLIGATIONS

         In connection with the  Registration  Statement  referred to in Section
1.4 or Section 2.6, the Holders shall each:

         3.1 OTHER DOCUMENTS AND INFORMATION. Complete, execute, acknowledge and/or deliver such questionnaires, indemnification agreements, custody agreements, underwriting agreements (if the registration is underwritten) and other documents, certificates and instruments as are reasonably required by Parent or any underwriter(s) or are otherwise necessary in connection with the registration and offering. Each Holder shall promptly provide to Parent such information concerning such Holder, such Holder's ownership of Parent's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by Parent.

         3.2 CESSATION OF OFFERING. Upon receipt of any notice from Parent of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such shares until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by Parent, deliver to Parent all copies of the prospectus covering such Registrable Securities in such Holder's possession at the time of receipt of such notice.

         3.3 NO PRELIMINARY PROSPECTUS. No Holder and no person or entity acting on his or her behalf (other than an underwriter selected by Parent or approved by Parent) shall offer any Registrable Securities by means of any preliminary prospectus.

         3.4 SUSPENSION OF PROSPECTUS. Each Holder will be required to notify Parent in writing at least two (2) business days prior to a disposition of Registrable Securities pursuant to the Registration Statement of his or her intent to dispose of such Registrable Securities. At any time within such two
(2) business day period, Parent may restrict disposition of such Registrable Securities, in which event such Holder will not be able to dispose of such Registrable Securities, provided that: (i) Parent shall have delivered a notice in writing to such Holder stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined that such sales would require public disclosure by Parent of material nonpublic information that Parent deems it advisable not to disclose; provided, however, that no such delay shall be imposed unless Parent shall equally prohibit during the period of such delay any sale of Parent's securities by all executive officers and directors of Parent and by all other holders of the Company's restricted stock covered by resale registration statements; (ii) in the event of the delivery of the notice described in (i) above by Parent, Parent shall use its



                                       5.

commercially reasonable best efforts to amend the registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible after the conditions referred to in the notice have ceased to exist or have been disclosed; and (iii) Parent shall not restrict dispositions under (i) above, Section 2.4 and Section 4.1 for a period exceeding, in the aggregate, forty-five (45) days during any calendar quarter.


                                   SECTION 4

                                   LIMITATIONS

         4.1 OTHER TRANSACTIONS. Parent shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Holders' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when Parent, in the good faith judgment of its Board of Directors, reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, or (ii) be seriously detrimental to Parent and its stockholders, in which event (under clause (i) or (ii) above) Parent's sole relief from its registration obligations is the right to defer filing of a registration statement (or to suspend the Holders' rights to make sales pursuant to an effective registration pursuant to Section 1) for a period of not more than forty-five (45) days; provided, however, that Parent shall not use the right described in this Section 4.1, Section 2.4 and Section 3.4(i) for a period exceeding, in the aggregate, forty-five (45) days during any calendar quarter.


                                   SECTION 5

                          EXPENSES AND INDEMNIFICATION

         5.1 EXPENSES. Parent shall pay all of the out-of-pocket expenses incurred, other than underwriting discounts and commissions and counsel to the selling shareholders, in connection with any registration of Registrable Securities pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's outside counsel and independent accountants.

         5.2 OTHER EXPENSES. Parent shall pay all registration and filing fees attributable to the Registrable Securities and the listing fee payable to the Nasdaq National Market.

         5.3 INDEMNIFICATION AND CONTRIBUTION. In the event any Registrable Securities are included in a registration statement under Section 1:

              (a) INDEMNIFICATION BY PARENT. To the extent permitted by law, Parent will indemnify and hold harmless each Holder, his heirs, successors and assigns, any underwriter (as defined in the 1933 Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims,


                                       6.

damages, liabilities or actions to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and Parent will reimburse each such Holder, his heirs, successors and assigns, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Securities which are the subject thereof did not receive a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person because of the failure of such Holder or underwriter to so provide such amended preliminary or final prospectus and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or controlling person and shall survive the transfer of the Registrable Securities by such Holder.

              (b) INDEMNIFICATION BY HOLDERS. To the extent permitted by law, the Holders will severally (but not jointly and pro rata) indemnify and hold harmless Parent, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) requested by the Holders, and each person, if any, who controls Parent or any such underwriter requested by the Holders within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Holder expressly for use in such registration by such Holder, or (ii) the failure of any Holder or any underwriter requested by the Holders at or prior to the written confirmation of the sale of the Registrable Securities to send or arrange delivery of a copy of an amended preliminary prospectus or the final prospectus (or the final prospectus as amended or supplemented) to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Securities which is the subject thereof and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in



                                       7.

such preliminary prospectus was corrected in the amended preliminary prospectus or the final prospectus (or the final prospectus as amended and supplemented). The Holders will reimburse Parent and each such officer or director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Parent or any such officer, director, underwriter requested by the Holders or controlling person and shall survive the transfer of the Registrable Securities by such Holder.

              (c) INDEMNIFICATION PROCEDURES. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

              (d)  CONTRIBUTION.  If a  claim  for  indemnification  under  this
Section 5.3 is unavailable to an indemnified party because of a failure or refusal of a court of competent jurisdiction to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of any such loss, claim, damage, liability or action referred to therein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the statements or omissions that resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a



                                       8.

material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.3(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                   SECTION 6

                                OTHER PROVISIONS

         6.1 NOTICES. All notices, requests and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one business day after being sent by a nationally recognized overnight delivery service to the Holders at their respective addresses of record with Parent's transfer agent, and to Parent at its address stated in the Reorganization Agreement. Notices may also be given by facsimile and shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in the manner provided in the preceding sentence.

         6.2 AMENDMENT OF REGISTRATION RIGHTS. The Holders of a majority of the Registrable Securities from time to time outstanding may, with the written consent of Parent, amend the registration rights granted hereunder.

         6.3 PARTIES IN INTEREST. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Holder may assign such Holder's rights under this Agreement without the express prior written consent of Parent, provided, however, that (i) upon the death of a Holder, such Holder's rights under this Agreement shall be transferred to the person(s) who receive such Holder's Parent Common Stock under the laws of descent and distribution, (ii) a Holder may assign such Holder's rights under this Agreement to any organization qualified under Section 501(c)(3) of the Internal Revenue Code to which the Holder transfers Registrable Securities or in connection with an estate planning transaction, (iii) a Holder may transfer its rights under this Agreement to any transferee of 50,000 or more of the Registrable Securities (subject to appropriate adjustment based on stock dividends, stock splits and other similar transactions after the date hereof) who agrees in writing to be bound by the terms of this Agreement to the same extent as if such transferee were a Holder hereunder and subject to such Holder's prior delivery to Parent of an opinion of counsel in form reasonably satisfactory to the Parent to the effect that the transfer of Registrable Securities was made in compliance with all applicable federal and state securities laws and (iv) a pro rata distribution of Registrable Securities without additional consideration to the general and limited partners, shareholders or trust beneficiaries of a Holder shall not be deemed a sale or transfer for purposes of this Section 6.3 and such persons shall be entitled to the same rights under this Agreement as the initial Holder from which the Registrable Securities were received were entitled to and shall be deemed a Holder for the purposes of this Agreement. Any person receiving Registrable Securities from a Major Investor shall take such securities




                                       9.

subject to the provisions of the lock-up agreement referred to in Section 6.5 of the Reorganization Agreement. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Holders; Parent; and the respective successors and assigns, if any, of the foregoing.

         6.4 WAIVERS. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

         6.5 SEVERABILITY. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

         6.6 SECTION HEADINGS. Section headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.

         6.7 REFERENCES. All words used in this Agreement shall be construed to be of such number and gender as the context requires. The terms "it" and "its" as used herein include entities as well as masculine and feminine persons. Unless a particular context clearly requires otherwise, the words "hereof" and "hereunder" and similar references refer to this Agreement in its entirety and not to any specific section or subsection of this Agreement.



                                      10.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                   MESSAGEMEDIA, INC.


                                   /s/ Larry Jones
                                   ---------------------------------------------
                                   By:  Larry Jones
                                      ------------------------------------------
                                   Title:  President and Chief Executive Officer
                                         ---------------------------------------


                                   SECURITYHOLDERS' AGENT:

                                   /s/ Eric DiBenedetto
                                   ---------------------------------------------
                                   Eric DiBenedetto, as the Securityholders'
                                   Agent


                                   WILLIAM BLAIR & COMPANY LLC


                                   /s/ WILLIAM BLAIR & COMPANY LLC
                                   ---------------------------------------------
                                   By:  W. Rick Stearns
                                      ------------------------------------------
                                   Title:  Associate
                                         ---------------------------------------




                                      11.

                                   EXHIBIT G

                            FORM OF ESCROW AGREEMENT

                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT ("Agreement") is made and entered into as of August __, 1999 by and among: MESSAGEMEDIA, INC., a Delaware corporation ("Parent"), ________________, AS SECURITYHOLDERS' AGENT (the "Securityholders' Agent") for the shareholders identified on Exhibit A hereto (the "Shareholders") of Decisive Technology Corporation, a California corporation (the "Company") and CHASE MANHATTAN BANK AND TRUST, N.A., a national banking association (the "Escrow Agent").

                                    RECITALS

         A. Parent, MM2 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of July __, 1999 (the "Reorganization Agreement"), pursuant to which Merger Sub will merge with and into the Company and the Shareholders will have the right to receive shares of common stock of Parent.

         B. The Reorganization Agreement contemplates the establishment of an escrow arrangement to secure the indemnification and other obligations of the Shareholders under the Reorganization Agreement.

         C. Pursuant to Section 10.1 of the Reorganization Agreement and Section 10 of this Agreement, the Shareholders have irrevocably appointed _____________ to serve as Securityholders' Agent for, among other things, all matters set forth in Section 9 of the Reorganization Agreement.

                                    AGREEMENT

         The parties, intending to be legally bound, agree as follows:

         1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Reorganization Agreement, a copy of which is attached hereto.

         2. ESCROW AND INDEMNIFICATION.

              (a) SHARES PLACED IN ESCROW. At the Effective Time, which shall be set forth in a notice to Escrow Agent: (i) Parent shall issue certificates for shares of Parent Common Stock registered in the names of the Shareholders as set forth on Exhibit A hereto, evidencing the shares of Parent Common Stock to be held in escrow in accordance with this Agreement. The shares of Parent Common Stock being held in escrow pursuant to this Agreement (the "Escrow Shares") shall constitute an escrow fund (the "Escrow Fund") with respect to the indemnification obligations of the Shareholders under the Reorganization Agreement. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Shareholder or of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Fund and to hold the Escrow Fund in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.



                                       1.

              (b) VOTING OF ESCROW SHARES. The record owner of the Escrow Shares shall be entitled to exercise all voting rights with respect to such Escrow Shares.

              (c) DIVIDENDS, ETC. Parent and each of the Shareholders agree among themselves, for the benefit of Parent and the Escrow Agent, that any securities or other property distributable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares shall not be distributed to the record owners of such Escrow Shares, but rather shall be distributed to and held by the Escrow Agent in the Escrow Account. Ordinary cash dividends will be paid by Parent directly to the Shareholders and not to the Escrow Agent. Unless and until the Escrow Agent shall actually receive such additional securities or other property, it may assume without inquiry that the Escrow Shares currently being held by it in the Escrow Account are all that the Escrow Agent is required to hold. At the time any Escrow Shares are required to be released from the Escrow Account to any Person pursuant to this Agreement, any securities or other property previously received by the Escrow Agent in respect of or in exchange for such Escrow Shares shall be released from the Escrow to such Person.

              (d) TRANSFERABILITY. The interests of the Shareholders in the Escrow Account and in the Escrow Shares shall not be assignable or transferable, other than by operation of law. No transfer of any of such interests by operation of law shall be recognized or given effect until Parent and the Escrow Agent shall have received written notice of such transfer.

              (e) FRACTIONAL SHARES. No fractional shares of Parent Common Stock shall be retained in or released from the Escrow Account pursuant to this Agreement. In connection with any release of Escrow Shares from the Escrow Account, Parent and the Escrow Agent shall "round down" in order to avoid retaining any fractional share in the Escrow Account and in order to avoid releasing any fractional share from the Escrow Account. When shares are "rounded down", no cash-in-lieu payments need to be made.

         3. ADMINISTRATION OF ESCROW ACCOUNT. Except as otherwise provided herein, the Escrow Agent shall administer the Escrow Account as follows:

              (a) If any  Indemnitee  has or claims to have incurred or suffered
Damages for which it is or may be entitled to indemnification, compensation or reimbursement under Section 9 of the Reorganization Agreement, such Indemnitee may, on or prior to the fifteenth month anniversary of the Closing Date (the
"Termination  Date"),   deliver  a  claim  notice  (a  "Claim  Notice")  to  the
Securityholders' Agent and to the Escrow Agent. Each Claim Notice shall state that such Indemnitee believes that there is or has been a breach of a representation, warranty or covenant contained in the Reorganization Agreement or that such Indemnitee is otherwise entitled to indemnification, compensation or reimbursement under Section 9.2 of the Reorganization Agreement and contain a description in reasonable detail of the circumstances supporting such Indemnitee's belief that there is or has been such a breach or that such Indemnitee is so entitled to indemnification, compensation or reimbursement and shall, to the extent possible, contain a non-binding, preliminary estimate of the amount of Damages such Indemnitee claims to have so incurred or suffered (the "Claimed Amount").

              (b) Within 30 business days after receipt by the Securityholders' Agent of a Claim Notice, the Securityholders' Agent may deliver to the Indemnitee who delivered the Claim



                                       2.

Notice and to the Escrow Agent a written response (the "Response Notice") in which the Securityholders' Agent: (i) agrees that a whole number of Escrow Shares having a "Stipulated Value" (as defined below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee; (ii) agrees that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or (iii) indicates that no part of the Claimed Amount may be released from the Escrow Account to the Indemnitee (due to the application of Section 9.3(a) of the Reorganization Agreement or otherwise). Any part of the Claimed Amount that is not to be released to the Indemnitee shall be the "Contested Amount." If a Response Notice is not received by the Escrow Agent within such 30 business-day period, then the Securityholders' Agent shall be deemed to have agreed that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released to the Indemnitee from the Escrow Account.

              (c) If the Securityholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee, or if the Securityholders' Agent does not deliver a Response Notice in accordance with
Section 3(b), the Escrow Agent shall promptly following the receipt of the Response Notice (or, if the Escrow Agent has not received a Response Notice, promptly following the expiration of the 30 business-day period referred to in
Section 3(b)), deliver to such Indemnitee such Escrow Shares.

              (d) If the Securityholders' Agent delivers a Response Notice agreeing that Escrow Shares having a Stipulated Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall promptly following the receipt of the Response Notice deliver to such Indemnitee Escrow Shares having a Stipulated Value equal to the Agreed Amount.

              (e) If the Securityholders' Agent delivers a Response Notice indicating that there is a Contested Amount, the Securityholders' Agent and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount. If the Indemnitee and the Securityholders' Agent shall resolve such dispute, such resolution shall be binding on all of the Shareholders and all of the Indemnitees and a settlement agreement shall be signed by the Indemnitee and the Securityholders' Agent and sent to the Escrow Agent, who shall, upon receipt thereof, if applicable, release Escrow Shares from the Escrow Account in accordance with such agreement.

              (f) If the Securityholders' Agent and the Indemnitee are unable to resolve the dispute relating to any Contested Amount within 30 business days after the delivery of the Claim Notice, then the claim described in the Claim Notice shall be settled by binding arbitration in Denver or Boulder, Colorado in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA Rules"). Arbitration will be conducted by three arbitrators, selected in accordance with the AAA Rules. The parties agree to use all reasonable efforts to cause the arbitration hearing to be conducted within 60 calendar days after the appointment of the arbitrators and to use all reasonable efforts to cause the arbitrators' decision to be furnished within 90 calendar days after the appointment of the arbitrators. The parties further agree that discovery shall be completed at least 20 calendar days prior to the date of the arbitration hearing. The arbitrators' decision shall relate solely to whether the Indemnitee



                                       3.

is entitled to recover the Contested Amount (or a portion thereof), and the portion of such Contested Amount the Indemnitee is entitled to recover. The final decision of the arbitrators shall be furnished to the Securityholders' Agent, the Indemnitee and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Shareholders, the Indemnitee and the Escrow Agent and shall not be contested by any of them. The non-prevailing party in any arbitration shall pay the reasonable expenses (including attorneys' fees) of the prevailing party, any additional reasonable fees and expenses (including reasonable legal fees) of the Escrow Agent, and the fees and expenses associated with the arbitration (including the arbitrators' fees and expenses). For purposes of this Section 3(f), the non-prevailing party shall be deemed to be the Indemnitee if it is entitled to recover less than 50% of the Contested Amount; otherwise it shall be the Shareholders.

              (g) The Escrow Agent shall release Escrow Shares from the Escrow Account in connection with any Contested Amount within 5 business days after the delivery to it of: (i) a copy of a settlement agreement executed by the Indemnitee and the Securityholders' Agent setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount or (ii) a copy of the award of the arbitrators referred to and as provided in Section 3(f) setting forth instructions to the Escrow Agent as to the number of Escrow Shares, if any, to be released from the Escrow Account, with respect to such Contested Amount.

              (h) Any Escrow Shares released from the Escrow Account to an Indemnitee shall be deemed to reduce the Escrow Shares pro rata with respect to each Shareholder in accordance with each Shareholder's percentage interest in the Escrow Fund as set forth in Exhibit A.

         4. RELEASE OF ESCROW SHARES. The Escrow Agent is not the stock transfer agent for the Parent Common Stock. Accordingly, if a distribution of a number of shares of Parent Common Stock less than all of the Escrow Shares is to be made, the Escrow Agent must requisition the appropriate number of shares from such stock transfer agent, delivering to it the appropriate stock certificates. For the purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Parent Common Stock to the Person entitled to it when the Escrow Agent has delivered such certificates to such stock transfer agent with instructions to deliver it to the appropriate Person. Distributions of Parent Common Stock shall be made to Parent or the Shareholders, as appropriate, at the addresses described in Section 11(b). Whenever a distribution is to be made to the Shareholders, pro rata distributions shall be made to each of them based on the percentage interests in the Escrow Fund set forth in Exhibit A as then in effect. Within five business days after the Termination Date, the Escrow Agent shall distribute or cause the stock transfer agent for the Parent Common Stock to distribute to each of the Shareholders such Shareholder's pro-rata portion of the Escrow Shares then held in escrow based on the percentage interests in the Escrow Fund set forth in Exhibit A as then in effect; provided, however, that notwithstanding the foregoing, if, prior to the Termination Date, any Indemnitee has given a Claim Notice containing a claim which has not been resolved prior to the Termination Date in accordance with Section 3, the Escrow Agent shall retain in the Escrow Account after the Termination Date Escrow Shares having a Stipulated Value equal to 100% of the Claimed Amount or Contested Amount, as the case may be, with respect to all claims which have not then been resolved.



                                       4.

         5. VALUATION OF ESCROW SHARES, ETC.

              (a) STIPULATED VALUE. For purposes of this Agreement, the "Stipulated Value" of each Escrow Share shall be deemed to be equal to $___________, which equals the Parent Average Stock Price as of the Closing Date under the Reorganization Agreement.

              (b) STOCK SPLITS. All numbers contained in, and all calculations required to be made pursuant to, this Agreement shall be adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof; provided, however, that the Escrow Agent shall have received notice of such stock split or other action and shall have received the appropriate number of additional shares of Parent Common Stock or other property pursuant to Section 2(c) hereof. In the event of any such stock split or other similar occurrence, Parent shall deliver to the Securityholders' Agent and the Escrow Agent a revised version of Exhibit A setting forth the new number of Escrow Shares held in the Escrow Fund. Unless and until the Escrow Agent receives the certificates representing additional shares of Parent Common Stock or other property pursuant to Section 2(c), the Escrow Agent may assume without inquiry that no such stock or other property has been or is required to be issued with respect to Escrow Shares.

              (c) EXCLUSIVE REMEDY. With the exception of claims based upon fraud, from and after the Closing, recourse of Parent to the Escrow Shares (adjusted as appropriate to reflect any stock split, reverse stock split, stock dividend or similar transaction effected by Parent after the date hereof) pursuant to the Reorganization Agreement and this Agreement shall be the sole and exclusive remedy of Parent and the other Indemnitees for any claim for damages under the indemnification provisions contained in, or any breach of, the Reorganization Agreement (it being understood that nothing in this paragraph or elsewhere in this Agreement or in the Reorganization Agreement shall affect Parent's rights to specific performance or other similar equitable remedies).

         6. FEES AND EXPENSES. Upon the execution of this Agreement by all parties hereto and the initial deposit of the Escrow Fund in the Escrow Account, fees and expenses, in accordance with Exhibit B attached hereto, will be payable to the Escrow Agent. This annual Escrow Agent fee will cover the first twelve months of the escrow. In accordance with Exhibit B attached hereto, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses, including those of its counsel, incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by Parent.

         7. LIMITATION OF ESCROW AGENT'S LIABILITY.

         The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document notwithstanding their being referred to herein or attached hereto as an exhibit. The Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction,



                                       5.

consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction except for its own willful misconduct or gross negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         Parent hereby agrees to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. This right of indemnification shall survive the termination of this Agreement, and the resignation of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by Parent.

         8. TERMINATION. This Agreement shall terminate on the Termination Date or, if earlier, upon the release by the Escrow Agent of the entire Escrow Fund in accordance with this Agreement; provided, however, that if the Escrow Agent has received from any Indemnitee a Claim Notice setting forth a claim that has not been resolved by the Termination Date, then this Agreement shall continue in full force and effect until the claim has been resolved and the Escrow Shares released in accordance with this Agreement.

         9. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 calendar days after it is given to all parties hereto. Parent may appoint a successor Escrow Agent only with the consent of the Securityholders' Agent (which consent shall not be unreasonably withheld or delayed). The Escrow Agent shall act in accordance with written instructions from Parent as to the transfer of the Escrow Fund to a successor escrow agent. Any company into which the Escrow Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Escrow Agent may sell or transfer all or substantially all of its escrow/custody business, provided such company shall be eligible to serve as Escrow Agent hereunder, shall be the successor hereunder to the Escrow Agent without the execution or filing of any paper or any further act.

         10. SECURITYHOLDERS' AGENT. By virtue of their approval of the Merger and the Reorganization Agreement, the Shareholders shall have approved the indemnification and escrow terms set forth in the Reorganization Agreement and this Agreement and shall have agreed to irrevocably appoint _______________ as Securityholders' Agent, to give and receive notices and communications, to authorize delivery to Parent of Parent Common Stock, cash or other property from the Escrow Fund, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand dispute resolution pursuant to
Section 3 of this



                                       6.

Agreement and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholders' Agent for the accomplishment of the foregoing. The Securityholders' Agent shall not be responsible for any act done or omitted thereunder as Securityholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall jointly and severally indemnify the Securityholders' Agent and hold the Securityholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Securityholders' Agent and arising out of or in connection with the acceptance or administration of the Securityholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel or other professional retained by the Securityholders' Agent. By virtue of their approval of the Merger and this Agreement, the Shareholders hereby agree to pay all costs and expenses, including those of any legal counsel or other professional retained by the Securityholders' Agent, in connection with the acceptance and administration of the Securityholders' Agent's duties hereunder. Subject to the prior right of Parent to make claims for Damages, the Securityholders' Agent shall have the right to recover from the Escrow Fund prior to any distribution to the Shareholders, any costs and expenses, including those of any legal counsel or other professional retained by the Securityholders' Agent, in connection with the acceptance and administration of the Securityholders' Agent's duties hereunder.

         11. MISCELLANEOUS.

              (a) ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

              (b) NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth in Section
10.6 of the Reorganization Agreement or to the Escrow Agent at the address set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                   Chase Manhattan Bank and Trust, N.A.
                   101 California Street
                   Suite 2725
                   San Francisco, CA  94111-5930
                   Attention:  James Nagy
                   Facsimile:  (415) 693-8850


              The Escrow Agent may assume that any Claim Notice, Response Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person if it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.


                                       7.

              (c) HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

              (d) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

              (e) GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Colorado (without giving effect to principles of conflicts of laws), except that the fiduciary duties and responsibilities of the Escrow Agent shall be governed by the Laws of the State of California.

              (f) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. No Shareholder may assign such Shareholder's rights under this Agreement without the express prior written consent of Parent, provided, however, that upon the death of a Shareholder, such Shareholder's rights under this Agreement shall be transferred to the person(s) who receive such Shareholder's Parent Common Stock under the laws of descent and distribution. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of: the Shareholders; Parent; Escrow Agent and the respective successors and assigns, if any, of the foregoing.

              (g) WAIVER. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

              (h) AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment duly executed and delivered by the Securityholders' Agent shall be deemed to have been duly executed and delivered by all of the Shareholders.

              (i) SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.



                                       8.

              (j) PARTIES IN INTEREST. None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

              (k) ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

              (l) WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any Legal Proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

              (m)  TAX   REPORTING   INFORMATION   AND   CERTIFICATION   OF  TAX
IDENTIFICATION NUMBERS.

                   (i) The parties hereto agree that, for tax reporting purposes, all interest on or other income, if any, attributable to the Escrow Shares or any other amount held in escrow by the Escrow Agent pursuant to this Agreement shall be allocable to the Shareholders in accordance with their percentage interests in the Escrow Fund set forth in Exhibit A.

                   (ii) Parent and each of the Shareholders agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "Tax Reporting Documentation") to the Escrow Agent within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of any interest or other income earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

              (n) CONSTRUCTION.

                   (i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

                   (ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

                   (iii) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."




                                       9.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                  MESSAGEMEDIA, INC.


                                  ----------------------------------------------
                                  By:
                                     -------------------------------------------
                                  Title:
                                        ----------------------------------------


                                  SECURITYHOLDERS' AGENT:

                                  ----------------------------------------------

                                  ------------------------------


                                  CHASE MANHATTAN BANK AND TRUST, N.A.


                                  ----------------------------------------------
                                  By:  James Nagy
                                  Title:





                                      10.

                                    EXHIBIT A


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Name and Address of Shareholder  Number of Escrow   Shareholder's percentage
                                 Shares             interest in the Escrow Fund
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                                      11.

                                    EXHIBIT B
                            ESCROW FEES AND EXPENSES


















                                      12.